UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Convergys Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

CONVERGYS CORPORATION

Dear Shareholder:

We invite you to attend the annual meeting of shareholders on Tuesday, April 20, 2010, at the Company’s headquarters located at the Atrium One Building, Fifth Floor, 201 East Fourth Street, Cincinnati, Ohio 45202. The meeting will begin at 11:30 a.m., Eastern Daylight Savings Time. At the meeting, you will hear a report on our business and have a chance to meet the directors and executive officers of the Company.

This booklet includes the formal notice of the annual meeting and the proxy statement. The proxy statement tells you about the agenda, procedures and rules of conduct for the meeting. It also describes how the Board operates, gives personal information about the directors and director nominees and provides information about the other items of business that will be conducted at the meeting.

The Securities and Exchange Commission requires the Company to furnish proxy materials to its shareholders via the Internet. We believe based upon our successful experiences the past few years that this process will provide our shareholders with the information they need, while significantly lowering the costs of delivery and reducing the environmental impact of our annual meeting. You may also request a printed copy.

The Audit Committee Charter is attached to the proxy statement as Appendix I. The Audit Committee Charter, the Governance Principles and all other committee charters are available on the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com.

Even if you only own a few shares of Convergys Corporation common stock, we want your shares to be represented at the meeting. You can vote your shares on the Internet, by toll-free telephone call or proxy card.

To attend the meeting in person, please follow the instructions in this proxy statement. If you are not able to attend, you may listen to a live audio cast of the annual meeting on the Internet. Instructions for listening to this audio cast will be available at our Internet site, http://investor.shareholder.com/convergys/events.cfm, approximately one week before the annual meeting.

Sincerely,

Philip A. Odeen
Non-Executive Chairman of the Board

Jeffrey H. Fox
Chief Executive Officer

March 11, 2010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF

CONVERGYS CORPORATION

201 East Fourth Street

Cincinnati, Ohio 45202

Time:

Doors open:	10:30 a.m.	Eastern Daylight Savings Time
Meeting begins:	11:30 a.m.	Eastern Daylight Savings Time

Date:

Tuesday, April 20, 2010

Place:

Atrium One Building

201 East Fourth Street

Fifth Floor

Cincinnati, Ohio 45202

Purpose:

•	Elect five directors

•	Ratify the appointment of the independent registered public accounting firm

•	Approve the amendment to the Restated Articles of Incorporation

•	Consider one shareholder proposal if properly presented at the annual meeting

•	Conduct other business if properly brought before the meeting

Convergys Corporation shareholders of record on February 22, 2010 may vote at the meeting.

Your vote is important. Please vote your shares promptly. To vote your shares, use the Internet, call the toll-free telephone number as described in the instructions on your proxy card, or complete, sign, date and return your proxy card.

Karen R. Bowman
Senior Vice President, General Counsel and Corporate Secretary

March 11, 2010

GENERAL INFORMATION

Who May Vote. Persons who were shareholders of Convergys Corporation (“Convergys” or the “Company”) as of the record date, February 22, 2010, may vote at the meeting.

Notice Regarding the Internet Availability of Proxy Materials. In accordance with the rule adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder, we are furnishing the proxy materials, including this Proxy Statement and the 2009 Annual Report to Shareholders, by providing access to them on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a notice is mailed to each of our shareholders of record with instructions on how to access and review the proxy materials on the Internet, as well as how to request printed copies.

These materials include our:

•	Proxy Statement for the Annual Meeting to be held on April 20, 2010; and

•	2009 Annual Report to Shareholders, which includes our audited consolidated financial statements.

Shareholder of Record or Beneficial Owner. If your shares are registered directly in your name with the Company’s transfer agent, you are considered the “shareholder of record” of those shares. The Company will send the notice for access directly to all shareholders of record. If, however, your shares are held in a stock brokerage account or by a bank, your broker or bank is considered the shareholder of record and you are considered the “beneficial owner” of those shares. In this case, the broker or bank is responsible for forwarding the notice to you and providing instructions on voting.

How to Vote. You may vote by proxy or in person at the meeting. We suggest that you vote by proxy even if you plan to attend the meeting. If you are the shareholder of record, you can vote by proxy in one of three ways:

•	Via Internet: Go to www.envisionreports.com/cvgb and follow the instructions. The numbers you will need to cast your vote are identified in the shaded bar located on your proxy card.

•	By telephone: Call toll-free 1-800-652-8683 and follow the instructions. The numbers you will need are identified in the shaded bar located on your proxy card.

•	In writing: Complete, sign, date and return your proxy card in the enclosed envelope.

If you are a beneficial owner of your shares, please follow the instructions provided by your broker or bank.

How Proxies Work. Convergys’ Board of Directors is asking for your proxy. Giving the Board your proxy means that you authorize the individuals designated as proxies to vote your shares at the annual meeting in the manner you direct. You may vote for all, some, or none of the director nominees. You may also vote “For” or “Against” or abstain from voting on the other proposals.

Your proxy card covers all shares registered in your name. If you own shares in the Convergys Corporation Retirement and Savings Plan (“Retirement and Savings Plan”) or the Convergys Corporation Employee Stock Purchase Plan (“Employee Stock Purchase Plan”), your proxy card includes those shares too. The trustee of each of these plans will vote your plan shares as directed by you. The trustee of each of these plans will vote plan shares for which it receives no direction, in the proportion to the directions for which it has received voting instructions.

If you give the Board your signed proxy but do not specify how to vote, the individuals named as proxies will vote your shares:

•	FOR all the director nominees;

•	FOR the Audit Committee’s proposal to ratify the appointment of the independent registered public accounting firm;

•	FOR the amendment to the Restated Articles of Incorporation;

•	AGAINST the shareholder proposal; and

•	in accordance with their judgment, upon such other matters if they are properly brought before the meeting.

If you hold shares through someone else, such as a broker or bank, you should receive materials from that broker or bank asking how you want to vote your shares. Review the voting form used by that firm to see if it offers Internet or telephone voting, and follow the voting instructions on that form.

Revoking a Proxy. You may revoke your proxy before the annual meeting by:

•	sending written notice to our Corporate Secretary which must be received prior to the annual meeting;

•	submitting a later-dated proxy, which we must receive prior to the annual meeting;

•	casting a new vote through the Internet or by telephone before 2:00 a.m. Eastern Daylight Savings Time, on April 20, 2010; or

•	attending the annual meeting and revoking your proxy in person if you are the shareholder of record of your shares.

If your shares are held in the name of your broker or bank and you wish to revoke your proxy in person at the meeting, you must bring an account statement or letter from the broker or bank indicating that you were the beneficial owner of the shares on the record date.

Tabulation of Voting. Independent inspectors of election tabulate the votes on all of the proposals.

Quorum. In order to carry on the business of the annual meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes Needed.

Proposal 1—Election of Directors. Under Ohio law, the nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld and broker non-votes are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy.

Under the Company’s Code of Regulations, any director who receives a greater number of “Withheld” votes than votes “For” in an uncontested election, must promptly tender an offer of resignation. The Governance and Nominating Committee will consider the resignation offer, and then make a recommendation to the Board whether to accept or reject it. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept or reject the director’s resignation offer.

Proposal 2—Ratification of Selection of Ernst & Young. Ratification by shareholders of the selection of auditors requires the affirmative vote of the majority of shares participating in the voting. Accordingly, abstentions will have no effect on this proposal.

Proposal 3—Approval of the Amendment of the Company’s Restated Articles of Incorporation to phase-in declassification of our Board of Directors. Since the amendment has been recommended by the affirmative vote of more than two-thirds of the whole authorized number of directors, approval by shareholders of the amendment of the Company’s Restated Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding voting power of the Company. Broker non-votes and abstentions will have the effect of a vote against Proposal 3.

Proposal 4—Shareholder Proposal. The vote required to pass a non-binding shareholder proposal is the affirmative vote of a majority of shares participating in the voting on each such shareholder proposal. Abstentions and broker non-votes will have no effect on these proposals.

The shareholder proposal is non-binding and therefore can “pass” at a vote level significantly less than what would be required to actually approve the action requested by the proposal if it were binding.

Attending in Person. Shareholders of record as of February 22, 2010 may attend the meeting. For shareholders of record, an admission ticket is attached to your proxy card. You will need the ticket and a photo ID to enter the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from your broker, bank or other nominee indicating that you beneficially owned the shares on February 22, 2010, the record date for voting. A photo ID will also be required to enter the meeting.

Conduct of the Meeting. The chairman of the meeting has broad authority to conduct the annual meeting in an orderly manner. This authority includes establishing rules for all activities during the meeting and in the question and answer session which follows the meeting. In light of the need to conclude the meeting within a reasonable period of time, there are time limits for speaking and there is no assurance that every shareholder who wishes to speak will be able to do so. For safety and security reasons, cameras and other recording devices are not allowed in the meeting. Copies of the rules will be available at the meeting.

Contact Information. If you as a shareholder have questions, need more information about the annual meeting, or would like printed copies of the materials mentioned above, please write to:

Corporate Secretary

Convergys Corporation

201 East Fourth Street

P. O. Box 1638

Cincinnati, Ohio 45201

or

call the Corporate Secretary’s office at (513) 723-2442.

For information about shares registered in your name, call Computershare toll free at 1-888-294-8217 or access your account via the Internet at www.computershare.com.

CORPORATE GOVERNANCE

Board Meetings and Executive Sessions. The Board held 12 meetings in 2009, and there were seven sessions where the directors met without management (“Executive Session”). Each of the Board’s committees and the Board also met in Executive Session, generally at the end of each of their committee meetings and for the Board, at the end of the Board meeting. The Company encourages all of its directors to attend the annual meeting of shareholders. All directors, with the exception of two, attended the 2009 annual meeting. Each director attended at least 75% of the total number of meetings of the Board and committees of which he or she was a member.

Presiding Director. The Board appoints a director to act as the principal communicator between the Board and the Chief Executive Officer (“CEO”) as well as to lead the Board’s Executive Sessions (the “Presiding Director”). The Presiding Director also has the authority under the Company’s Governance Principles to convene meetings of the Board where only outside directors are present and to lead Executive Sessions where only outside directors are present.

Jeffrey H. Fox currently serves as the Company’s Chief Executive Officer (“CEO”) and Philip A. Odeen currently serves as the Non-Executive Chairman and as the Presiding Director. The Board has selected this leadership structure in the belief that, at the current time, separating the principle executive officer and board chairman positions allows for a more efficient division of responsibilities in light of the high demands on the time of each of Messrs. Fox and Odeen. In particular, the Board considered that Mr. Odeen, a former chairman and CEO of a large public company, has the requisite skills and experience to assume the duties of Non-Executive Chairman, allowing Mr. Fox to focus his time and attention on the duties of CEO. The Board does not believe the separation of the principal executive officer and non-executive chairman positions would be preferred in all circumstances. The Board does believe that the separation of CEO and Presiding Director is important and does require that governance structure in its Governance Principles.

David F. Dougherty stepped down as the Company’s President and Chief Executive Officer on February 9, 2010. Mr. Fox, a director on the board of directors, replaced Mr. Dougherty on that same date.

Shareholders, who wish to communicate with Convergys’ Non-Executive Chairman and Presiding Director, Philip A. Odeen, or with the non-employee Directors, may address correspondence to:

Philip A. Odeen

Non-Executive Chairman and Presiding Director

Convergys Corporation

P.O. Box 1895

201 East Fourth Street

Cincinnati, OH 45201-1895

or

Shareholders and other interested parties who wish to communicate with Convergys’ non-employee Directors, including our Non-Executive Chairman and Presiding Director, Philip A. Odeen, may address correspondence to:

Philip A. Odeen

Non-Executive Chairman and Presiding Director

Convergys Corporation

P.O. Box 1895

201 East Fourth Street

Cincinnati, OH 45201-1895

Governance Principles. The Board has adopted Governance Principles, which contain information about the structure and functioning of the Board. These principles are available on the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com.

Shareholder Communications. Shareholders may communicate with the Board by written correspondence addressed to:

Convergys Corporation

Attention: Director’s Name

201 East Fourth Street

P. O. Box 1895

Cincinnati, OH 45201-1895

Review and Approval of Transactions with Related Parties. The Company has a policy for the review of transactions involving the Company and “related parties” (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the Company’s outstanding stock). Related party transactions must be reviewed by the Audit Committee which will approve the transaction only if it determines that it is in the best interests of the Company. On December 7, 2009, the Audit Committee reviewed and approved a related party transaction between the Company and The Circumference Group LLC. That transaction was terminated on February 9, 2010.

Compensation and Benefits Committee Interlocks and Insider Participation. No member of the Compensation and Benefits Committee is an employee of the Company, is or formerly was an officer of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. No member of the Board of Directors is an executive officer of another company of which an executive officer of the Company serves as a director.

CODE OF ETHICS AND CORPORATE GOVERNANCE PRINCIPLES

In accordance with applicable NYSE Listing Standards and SEC regulations, the Company has adopted a Code of Business Conduct and Ethics (which serves as the Code of Ethics for the directors, officers and employees of the Company), which is available on the “Corporate Governance” page of the Investor Relations section of our website at www.convergys.com. A copy in printed form is available upon request to our Corporate Secretary. The Board of Directors has also adopted Corporate Governance Principles. The Corporate Governance Principles can be found under the “Corporate Governance” page of the Investor Relations section of our website at www.convergys.com and are also available in printed form to any shareholder who submits a request to the Corporate Secretary.

BOARD OF DIRECTORS AND COMMITTEES

The Company currently has 12 directors, a number set by the Board in February 2010. The Company’s amended Articles of Incorporation require that the board of directors be divided into three classes. There are currently three directors in Class I, four directors in Class II and five directors in Class III. At each annual meeting of shareholders, directors constituting a class are elected for a three year term. This year the five Directors in Class III are up for election (see Proposal 1 below).

The Company entered into an agreement dated February 4, 2009 (as amended, the “JANA Agreement”), with JANA Partners LLC (“JANA”). Pursuant to the JANA Agreement, the Company agreed to increase the size of its Board of Directors to 13 and appoint as directors to fill the two newly created vacancies in Class II and I, Barry Rosenstein, a principal of JANA Partners and Jeffrey H. Fox, respectively. Thereafter and in accordance with the JANA Agreement, the Company increased the size of the Board to 14 and the Company and JANA jointly selected and the Company appointed Richard R. Devenuti as an independent director to Class III. Subject to certain conditions, the Company has agreed to nominate for re-election the persons mentioned above, including the independent nominee. JANA also had the right to deliver a notice to the Company between November 30, 2009 and January 1, 2010 requesting the appointment, not later than 30 days prior to the 2010 Annual Meeting, of one additional new director to Class I and one additional new director to Class III, each to be jointly selected in good faith by, and reasonably acceptable to each of, JANA and the Governance and Nominating Committee. By a December 23, 2009 amendment to the JANA Agreement, the January 1, 2010 notice period end date was extended to February 1, 2010. That period has now expired. The JANA Agreement contains other commitments and standstill provisions from JANA to the Company. The summary above does not detail all of the provisions set forth in the JANA Agreement. A complete summary as well as the full text of the JANA Agreement are contained in the Company’s Form 8-K filed with the SEC on February 5, 2009, and a complete summary and full text of the December 23 amendment to the JANA Agreement are contained in the Company’s Form 8-K filed December 28, 2009.

On December 31, 2009, David R. Whitwam resigned from the Board, effective immediately, for personal reasons and not due to any disagreement with the Company or the Board of Directors of the Company. Mr. Whitwam’s resignation was announced in the Company’s Form 8-K filed with the SEC on January 4, 2010.

On February 9, 2010, the Board approved the appointment of Jeffrey H. Fox as President and Chief Executive Officer of the Company. David F. Dougherty resigned from the Board and the Board decreased the size of its Board of Directors to 12 on that same date. Mr. Fox’s appointment and Mr. Dougherty’s resignation was announced in the Company’s Form 8-K with the SEC on February 12, 2010.

The Company has five standing board committees: the Audit Committee, the Compensation and Benefits Committee, the Executive Committee, the Finance Committee, and the Governance and Nominating Committee. Each of these committees, except the Executive Committee, has a written charter approved by the Board of Directors. The charters for the Committees can be found under the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com and are also available in printed form to any shareholder who submits a request to the Corporate Secretary.

Set forth below is the current membership of each standing committee of the Board with the number of meetings held during 2009, in parentheses:

Audit Committee (14)	Compensation and Benefits Committee (5)	Executive Committee (0)	Finance Committee (10)	Governance and Nominating Committee (8)
Mr. Wallman (Chair)	Mr. Dillon (Chair)	Mr. Odeen (Chair)	Mr. Barrett (Chair)	Ms. Baird (Chair)
Mr. Brittain	Mr. Gibbs	Ms. Baird	Mr. Devenuti	Mr. Dillon
Mr. Monahan	Mr. Nelson	Mr. Barrett	Mr. Gibbs	Mr. Odeen
	Mr. Odeen	Mr. Dillon	Mr. Rosenstein
		Mr. Fox	Mr. Wallman
Mr. Wallman

Audit Committee

The Audit Committee’s primary purposes are to assist the Board in overseeing the:

•	preparation of the Company’s financial statements and ensuring their integrity;

•	Company’s compliance with legal and regulatory requirements;

•	independent accountants’ qualifications and independence;

•	performance of the Company’s internal audit function and the independent accountants; and

•	Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established.

The Audit Committee is directly responsible for the appointment of the independent registered public accounting firm. Both the internal auditors and the independent accountants periodically meet alone with the Audit Committee and have unrestricted access to the Audit Committee. The Board and the Audit Committee have designated Mr. Wallman as a “financial expert.” Further, each member of the Audit Committee is deemed financially literate, as that term is defined by the NYSE.

Compensation and Benefits Committee

The Compensation and Benefits Committee’s primary roles are to:

•	oversee the Company’s executive compensation plans and programs and review and recommend changes to these plans and programs to keep management’s and shareholders’ interests aligned;

•	assess the risks associated with Company compensation programs and executive compensation;

•	review and evaluate the performance of the CEO against corporate goals and objectives;

•	review and recommend for the full Board’s approval the compensation of the CEO;

•	review the performance of the Company’s other executive officers and approve their compensation; and

•	review and discuss with management the Compensation Discussion and Analysis included in the proxy statement.

Executive Committee

The Executive Committee has authority to act on behalf of the Board of Directors on most matters during the period between regular Board meetings.

Finance Committee

The Finance Committee’s primary roles are to:

•	review the capital structure of the Company;

•	review and recommend to the Board short-term borrowing limits and proposed financings;

•	review and recommend to the Board significant mergers, acquisitions and divestitures;

•	review pension plan funding; and

•	review the performance of the pension plan’s investment portfolio and manager.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for:

•	evaluating and recommending director nominees;

•	monitoring the functions of Board committees and conducting evaluations of the Board and its committees;

•	reviewing and responding to shareholder proposals and concerns; and

•	reviewing corporate governance and recommending to the Board principles, policies and procedures for dealing with corporate governance.

Director Independence. The Board of Directors annually reviews the independence of each of the directors. Based on the information supplied by each director, the Board has determined that, with the exception of Mr. Fox, all of the directors qualify as being independent pursuant to the rules and listing standards of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”). All of the members of the Board’s Audit Committee, Compensation and Benefits Committee and Governance and Nominating Committee are independent directors. Members of the Compensation and Benefits Committee are also “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (“Code”). None of the directors has any related party relationship prohibited by the rules of the NYSE.

In making its independence determination, the Board considered the specific relationships described below between directors and companies with which those directors are affiliated.

John F. Barrett is a director and the chief executive officer of each of Western & Southern Financial Group, Inc., and its subsidiary, The Western and Southern Life Insurance Company. Western & Southern Financial Group owns more than five percent of the outstanding common shares of Convergys and also owns Tri-State Ventures, LLC, which is the general partner of an investment fund in which certain assets of the Convergys Corporation Pension Plan are invested. The Board of Directors has determined that Mr. Barrett’s relationship with Western and Southern does not disqualify Mr. Barrett from being deemed independent under the rules of the NYSE.

Richard R. Devenuti is a Senior Vice President of EMC2 Corporation. In 2009, the Company utilized EMC2 Corporation to provide the Company with storage and security products. The Board of Directors has determined that Mr. Devenuti’s relationship with EMC2 Corporation does not disqualify Mr. Devenuti from being deemed independent under the rules of the NYSE.

Jeffrey H. Fox is a principal of The Circumference Group LLC. In 2009, the Board engaged The Circumference Group to assist it in assessing certain aspects of the business. That engagement was terminated on February 9, 2010. That same day Mr. Fox was appointed the President and Chief Executive Officer of the Company. As such, Mr. Fox does not qualify as independent under the rules of the NYSE.

Thomas L. Monahan III is the chairman and the chief executive officer of The Corporate Executive Board. In 2009, the Company utilized the services of The Corporate Executive Board to procure certain data analytics and other information. The Board of Directors has determined that Mr. Monahan’s relationship with The Corporate Executive Board does not disqualify Mr. Monahan from being deemed independent under the rules of the NYSE.

Ronald L. Nelson is a director and the chief executive officer of Avis Budget Group, Inc. In 2009, the Company utilized the automobile rental services of the Avis Budget Group, Inc. The Board of Directors has determined that Mr. Nelson’s relationship with Avis Budget Group, Inc. does not disqualify Mr. Nelson from being deemed independent under the rules of the NYSE.

Barry Rosenstein is the Co-Founder and Managing Partner of JANA Partners LLC. JANA Partners LLC owns more than five percent of the outstanding common shares of Convergys. The Board of Directors has determined that Mr. Rosenstein’s relationship with JANA Partners does not disqualify Mr. Rosenstein from being deemed independent under the rules of the NYSE.

Certain Relationships and Related Transactions. The Audit Committee reviews and approves transactions between the Company and any related party, regardless of whether the transactions are required to be reported under the Securities Exchange Act of 1934, as amended. For purposes of these guidelines, a “related party transaction” is any transaction in which the Company was or is to be a participant and in which any related party has a direct or indirect material interest, other than transactions that (i) involve less than $120,000 when aggregated with all similar transactions, (ii) are available to all employees generally, (iii) involve compensation of executive officers or directors duly authorized by the appropriate Board committee, or (iv) involve reimbursement of expenses in accordance with Company policy.

Jeffrey H. Fox is a principal of The Circumference Group LLC. The Board engaged The Circumference Group to assist it in assessing certain aspects of the business. The Audit Committee found that the engagement was not inconsistent with the best interest of the Company and was on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. Accordingly, the Audit Committee approved the related party transaction with Mr. Fox. The Company paid the Circumference Group $692,304 in fees for services provided during the engagement. The engagement was terminated on February 9, 2010.

Director Qualifications. Convergys’ Governance Principles contain criteria that may be applied in the evaluation of nominees for a position on its Board. Under these Principles, the Board performs on a regular basis an assessment of the skills and characteristics needed by the Board in the context of the current composition of the Board and the Board’s succession plan. Skills and characteristics to be considered include: (i) judgment; (ii) experience; (iii) skills; (iv) accountability and integrity; (v) financial literacy; (vi) leadership abilities; (vii) industry knowledge; (viii) diversity (both in perspectives as well as board heterogeneity); (ix) other Board appointments; and (x) independence. These factors are considered by the directors in their judgment; the principles provide no formula or rules for weighting of these factors. These principles are available on the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com.

In determining whether an incumbent director should stand for re-election, the Governance and Nominating Committee considers the above factors as well as that director’s attendance at meetings, achievement of satisfactory performance and other matters determined by the Board.

Director Nomination Process. Suggestions for director nomination for election at the 2011 annual meeting can be brought to the attention of the Board by the Governance and Nominating Committee, individual members of the Board or by shareholders. A shareholder wishing to suggest an individual for nomination should submit the suggestion by certified mail, return receipt requested, to the Governance and Nominating Committee, c/o Corporate Secretary, at the address listed above.

All suggested nominees must be submitted no later than November 11, 2010, and meet (1) the criteria set forth in the Governance Principles adopted by the Board, (2) the standards of independence established by the NYSE and SEC, and (3) other applicable laws, rules and regulations related to service as a director of the Company; as well as agree to accept a nomination for Board candidacy. Nominations of qualified individuals will be screened by the Governance and Nominating Committee. The Governance and Nominating Committee also has the authority to engage the third party services to assist it in identifying and evaluating qualified director candidates.

Risk Management and Oversight Process

The entire Board and each of its committees are involved in overseeing risk associated with the Company. The Board and the Audit and Finance Committees monitor the Company’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors and other advisors. In its periodic meetings with the internal auditors and the independent accountants, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board and the Governance and Nominating Committee monitor the Company’s governance and succession risk by regular review with management and outside advisors. The Board and the Compensation and Benefits Committee monitor CEO succession and the Company’s compensation policies and related risks by regular reviews with management and the Committee’s outside advisors.

Risk and Broad-Based Compensation Programs

The Company’s pension plan could, under certain circumstances, be reasonably likely to have a material adverse effect on the Company. The Company froze its defined benefit pension plan in 2008. Accrued benefits continue to be funded by the Company with no employee contributions required. The principal risk associated with this pension plan is market volatility of asset prices or interest rates. Risks associated with the management of the XXX assets and XXX liabilities are the responsibility of the Employee Benefits Committee, which includes professionals from Finance and Human Resources. The Employee Benefits Committee receives input and professional advice from its consulting actuary, trust fund investment manager, and an independent investment advisor. The pension plan’s performance, including the funding percentages and investment choices, are also reviewed at least annually with the Finance Committee of the Board of Directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s amended Restated Articles of Incorporation require that the board of directors be divided into three classes. At each annual meeting of shareholders, directors constituting a class are elected for a three year term. The terms of the Class III Directors expire at the annual meeting of shareholders in 2010. The Board has nominated Zoë Baird, Richard R. Devenuti, Thomas L. Monahan III, Philip A. Odeen, and Richard F. Wallman, all of whom are incumbent directors for election as directors in Class III, to serve until the 2013 annual meeting of shareholders. If elected, Mr. Odeen has agreed to resign from the Board prior to the Annual Meeting in 2011 unless his term is otherwise extended by the Governance and Nominating Committee in accordance with the Governance Principles.

Personal information on the nominees, as well as each continuing director, is provided below. If a director nominee becomes unavailable before the election, your proxy authorizes the proxies to vote for a replacement nominee if named by the Board.

The Governance Principles provide that a director’s final term is to end at the annual meeting of shareholders following such director’s 72nd birthday. Therefore, under the circumstance of reaching such age, a director may not serve his or her entire term. The Governance and Nominating Committee is granted the discretion under the Governance Principles to waive this requirement. The Board has approved an extension of the date on which Philip A. Odeen is required to retire until the Annual Meeting of Shareholders following his 75th birthday (the 2011 Annual Meeting of Shareholders).

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES SET FORTH BELOW FOR CLASS III DIRECTOR:

NOMINEES FOR CLASS III DIRECTORS

(Terms expire in 2013)

Zoë Baird
	Age:	57
	Director Since:	August 2003
	Committees:	Governance and Nominating Committee (Chair), Executive Committee
	Principal Occupation:	President of the Markle Foundation since 1998
	Other Public Company Directorships:	Chubb Corporation and Boston Properties
Chosen to Board:

Chosen to serve as a Director based upon her leadership experience and judgment, CEO and prior Chief Legal Officer experience, industry knowledge in health care and public policy, as well as her diversity of viewpoint and experience.

	Public Company Directorships held for the past 5 years (even if no longer serving):	Chubb Corporation and Boston Properties
	Involvement in Litigation for past 10 years:	None

Richard R. Devenuti
	Age:	51
	Director Since:	August 2009
	Committees:	Finance Committee
	Principal Occupation:	Senior Vice President of EMC[2] Corporation since 2008
	Prior Positions Held:	Corporate Vice President of Microsoft Corporation (2004-2006); Vice President and Chief Information Officer of Microsoft Corporation (2000-2004)
	Other Public Company Directorships:	St. Jude Medical Inc.
Chosen to Board:

Chosen to serve as a Director based upon his leadership experience and judgment, prior experience as a CIO and contact center operations leader, industry knowledge in technology and customer care, as well as his diversity of viewpoint and experience.

	Public Company Directorships held for the past 5 years (even if no longer serving):	St. Jude Medical Inc. and Xeta Technologies Corporation
	Involvement in Litigation for past 10 years:	None

Thomas L. Monahan III
	Age:	43
	Director Since:	February 2008
	Committees:	Audit Committee
	Principal Occupation:	Chairman and CEO of The Corporate Executive Board Company since January 2008; Chief Executive Officer of The Corporate Executive Board Company since 2005
	Prior Positions Held:	General Manager of the Finance, the Legal & Administration, the Strategy & Innovation, the Information Technology and the Operations Divisions of The Corporate Executive Board Company (2002-2005)
	Other Public Company Directorships:	The Corporate Executive Board Company
Chosen to Board:

Chosen to serve as a Director based upon his leadership experience and judgment, CEO and Board Chairman experience, as well as industry knowledge in data and customer analytics and his diversity of viewpoint and experience.

	Public Company Directorships held for the past 5 years (even if no longer serving):	The Corporate Executive Board Company
	Involvement in Litigation for past 10 years:	None

Philip A. Odeen
	Age:	74
	Director Since:	March 2000
	Committees:	Non-Executive Chairman of the Board, Compensation and Benefits Committee, Governance and Nominating Committee, Executive Committee (Chair)
	Principal Occupation:	Non-Executive Chairman of The AES Corporation since January 2008
Prior Positions Held:

Non-Executive Chairman of Avaya Inc. (July 2006 –October 2007); Non-Executive Chairman of The Reynolds and Reynolds Company (2005-2006); Chief Executive Officer of QinetiQ NA Ops. (2005-2006); Chief Executive Officer of The Reynolds and Reynolds Company (July – January 2005)

	Other Public Company Directorships:	The AES Corporation and Booz Allen Hamilton
Chosen to Board:

Chosen to serve as a Director based upon his leadership experience and judgment, prior and current experience as CEO and Board Chairman, industry knowledge in a myriad of industries, as well as his diversity of viewpoint and experience.

	Public Company Directorships held for the past 5 years (even if no longer serving):	The AES Corporation, Booz Allen Hamilton, Northrop Grumman Corporation, Avaya Inc., Reynolds & Reynolds, and QinetiQ North American Operations
	Involvement in Litigation for past 10 years:	None

Richard F. Wallman
	Age:	58
	Director Since:	June 2007
	Committees:	Audit Committee (Chair), Finance Committee, Executive Committee
	Principal Occupation:	Retired Senior Vice President and Chief Financial Officer of Honeywell International, Inc. since July 2003
	Prior Positions Held:	Senior Vice President and Chief Financial Officer of Honeywell International, Inc. (March 1995 – July 2003)
	Other Public Company Directorships:	Ariba, Inc. and Roper Industries, Inc.
Chosen to Board:

Chosen to serve as a Director based upon his leadership experience and judgment, prior CFO experience, Audit Committee experience, industry knowledge in diversified manufacturing as well as his diversity of viewpoint and experience.

	Public Company Directorships held for the past 5 years (even if no longer serving):	Ariba, Inc., Roper Industries, Inc., Hayes Lemmerz International Inc., Lear Corporation, Avaya, and Express Jet
	Involvement in Litigation for past 10 years:	None

CLASS I DIRECTORS

(Terms expire in 2011)

David B. Dillon
	Age:	58
	Director Since:	March 2000
	Committees:	Compensation and Benefits Committee (Chair), Governance and Nominating Committee, Executive Committee
	Principal Occupation:	Chairman and Chief Executive Officer of The Kroger Co. since 2004 Chief Executive Officer of The Kroger Co. since 2003
	Prior Positions Held:	President of The Kroger Co. (1995-2003); Chief Operating Officer of The Kroger Co. (1995-1999 and 2000-2003)
	Other Public Company Directorships:	The Kroger Co.
Chosen to Board:

Chosen to serve as a Director based upon his leadership experience and judgment, CEO and Board Chairman experience, consumer and service industry knowledge as well as his diversity of viewpoint and experience.

	Public Company Directorships held for the past 5 years (even if no longer serving):	The Kroger Co.
	Involvement in Litigation for past 10 years:	None

Jeffrey H. Fox
	Age:	47
	Director Since:	February 2009
	Committees:	Executive Committee
	Principal Occupation:	President and Chief Executive Officer of the Company since February 2010
Prior Positions Held:

Principal and former Chief Executive Officer, The Circumference Group LLC (2008 – 2010); Chief Operating Officer of Alltel Corporation (2007-2008); Group President, Shared Services (2003-2007); Group President, Alltel Information Services (1996-2003)

	Other Public Company Directorships:	None
Chosen to Board:

Chosen to serve as a Director based upon his leadership experience and judgment, CEO and transactional experience, industry knowledge of communications and billing, as well as his diversity of viewpoint and experience.

	Public Company Directorships held for the past 5 years (even if no longer serving):	None
	Involvement in Litigation for past 10 years:	None

Ronald L. Nelson
	Age:	57
	Director Since:	August 2008
	Committees:	Compensation and Benefits Committee
	Principal Occupation:	Chairman and Chief Executive Officer of Avis Budget Group, Inc. since 2006
	Prior Positions Held:	President and Chief Financial Officer of Cendant Corporation
	Other Public Company Directorships:	Avis Budget Group, Inc. and Hanesbrands Inc.
	Chosen to Board:	Chosen to serve as a Director based upon his leadership experience and judgment, CEO, Board Chairman, CFO, and transactional experience, as well as his diversity of viewpoint and experience.
	Public Company Directorships held for the past 5 years (even if no longer serving):	Avis Budget Group, Inc., Hanesbrands Inc., and Cendant Corporation
	Involvement in Litigation for past 10 years:	None

CLASS II DIRECTORS

(Terms expire in 2012)

John F. Barrett
	Age:	60
	Director Since:	May 1998
	Committees:	Executive Committee, Finance Committee (Chair)
Principal Occupation:

Chairman of the Board of Western & Southern Financial Group, Inc. and The Western and Southern Life Insurance Company since 2002; President and Chief Executive Officer of Western & Southern Financial Group, Inc. since 2000; President and Chief Executive Officer of The Western & Southern Financial Life Insurance Company since 1994

	Other Public Company Directorships:	None
Chosen to Board:

Chosen to serve as a Director based upon his leadership experience and judgment, CEO and Board Chairman experience, financial services and insurance industry knowledge as well as his diversity of viewpoint and experience. Mr. Barrett also represents one of the Company’s largest shareholders.

	Public Company Directorships held for the past 5 years (even if no longer serving):	The Fifth Third Bancorp and its subsidiary, The Fifth Third Bank
	Involvement in Litigation for past 10 years:	None

Willard W. Brittain, Jr.
	Age:	62
	Director Since:	June 2008
	Committees:	Audit Committee
	Principal Occupation:	Chairman and Chief Executive Officer of Professional Resources on Demand since March 2003
	Prior Positions Held:	Chief Operating Officer of PwC and PwC Consulting
	Other Public Company Directorships:	Tutor Perini Corp., DaVita Inc., DaVita Inc., and Host Hotels & Resorts, Inc.
	Chosen to Board:	Chosen to serve as a Director based upon his leadership experience and judgment, CEO experience and consulting industry knowledge, as well as his diversity of viewpoint and experience.
	Public Company Directorships held for the past 5 years (even if no longer serving):	Tutor Perini Corp, DaVita Inc., Host Hotels & Resorts, Inc., Perini Corporation, and Analysts International Corporation
	Involvement in Litigation for past 10 years:	None

Joseph E. Gibbs
	Age:	60
	Director Since:	December 2000
	Committees:	Compensation and Benefits Committee, Finance Committee
	Principal Occupation:	Chairman, Gibbs Investments, LLC since 2002
	Prior Positions Held:	Co-Founder, Vice Chairman, President and Chief Executive Officer of TGC, Inc. (The Golf Channel) (1991-2001)
	Other Public Company Directorships:	None
Chosen to Board:

Chosen to serve as a Director based upon his leadership experience and judgment, prior CEO and Board Chairman experience, cable and billing industry knowledge, as well as his diversity of viewpoint and experience.

	Public Company Directorships held for the past 5 years (even if no longer serving):	None
	Involvement in Litigation for past 10 years:	None

Barry Rosenstein
	Age:	51
	Director Since:	February 2009
	Committees:	Finance Committee
	Principal Occupation:	Co-Founder and Managing Partner of JANA Partners LLC since 2001
Prior Positions Held:

Managing Partner of Sagaponack Partners L.P.; Founder, Genesis Merchant Group’s Investment and Merchant Banking Group; Managing Partner, Reatta Partners; Principal, Asher Edelman’s Plaza Securities Corporation; Investment Banker, Merrill Lynch

	Other Public Company Directorships:	None
	Chosen to Board:	Chosen to serve as a Director based upon his leadership experience and judgment, CEO and transactional experience. Mr. Rosenstein also represents one of the Company’s largest shareholders.
	Public Company Directorships held for the past 5 years (even if no longer serving):	Copart, Inc.
	Involvement in Litigation for past 10 years:	None

SHARE OWNERSHIP

General. On the record date, February 22, 2010, the outstanding securities of the Company consisted of XXXX Common Shares, without par value (“Common Shares”). The Company also has XXXX shares which are held in treasury and are not considered outstanding for quorum, voting or other purposes. Each Common Share has one vote on each matter presented for action at the annual meeting of shareholders. The following table sets forth information, as of the record date, with respect to those persons that the Company believes to be beneficial owners of more than five percent of the Company’s voting securities. The SEC has defined “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to any such security or has the right to acquire beneficial ownership of any such security within 60 days.

Title of Class	Beneficial Owner	Number of Common Shares	Percent of Class(1)
Common Shares	BlackRock Inc. 40 East 52 nd Street New York, NY 10022	8,866,687	7.2%

Common Shares	JANA Partners LLC 767 Fifth Avenue, 8th Fl. New York, NY 10153	8,118,418	6.6%

Common Shares	Western & Southern Life Insurance Co. 400 Broadway Cincinnati, OH 45202	7,411,692	6%

Common Shares	AXA Financial, Inc. and Affiliates 1290 Avenue of the Americas New York, New York 10104	7,349,229	6%

Common Shares	LSV Asset Management 1 N. Wacker Drive Suite 4000 Chicago, IL 60606	6,419,260	5.3%

(1)	This percentage is based upon 123,122,647 Common Shares outstanding as of December 31, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance. Ownership of and transactions in Company securities by certain executive officers and directors of the Company are required to be reported to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934. Based on its review of Forms 3, 4, and 5 furnished to the Company, the Company believes that all of its executive officers, directors and applicable shareholders complied with these filing requirements on a timely basis during 2009, with one exception. Mr. Fox filed a late Form 4 in connection with his transfer of 135,000 shares of Company stock to The Circumference Group LLC, a Company in which he holds a 75% equity interest.

Directors and Executive Officer Beneficial Ownership. These tables show the Common Shares that Mr. Fox, each named executive officer included in the Summary Compensation Table and each non-management director and nominee beneficially owned on February 22, 2010. With the exception of Mr. Rosenstein, none of these individuals beneficially owns more than 1.0% of the outstanding Common Shares.

Named Executive Officers	Shares Owned(1)
Jeffrey H. Fox	XXXX	(2)
David F. Dougherty	XXXX
Earl C. Shanks	XXXX
Andrea J. Ayers	XXXX
James P. Boyce	XXXX
Robert A. Lento	XXXX

(1)

Includes Common Shares subject to outstanding options which are exercisable by such individuals within 60 days. The following Common Shares subject to such options are included in the totals: 300,000 Common Shares for Mr. Fox; 278,712 Common Shares for Mr. Dougherty; 80,000 Common Shares for Mr. Shanks; 24,000 for Ms. Ayers; 70,000 for Mr. Boyce; and 69,000 for Mr. Lento. Does not include the following aggregate number of (i) Common Share equivalents credited to such individuals’ accounts under the Convergys Corporation Executive Deferred Compensation Plan (“Executive Deferred Compensation Plan” or “EDCP”) described in this Proxy Statement and (ii) Common Shares issuable under the time-based restricted stock units and performance-based restricted stock units granted in 2007, 2008 and 2009: XXXX for Mr. Dougherty; XXXX for Mr. Shanks; XXXX for Ms. Ayers; XXXX for Mr. Boyce; and XXXX for Mr. Lento.

(2)

On February 9, 2010, Mr. Fox received a grant of 84,000 salary stock units based on shares of the Company’s common stock. The salary stock units will vest in twelve equal monthly installments on the last day of each month commencing February 2010, subject to continued employment through the vesting date. In addition, effective February 9, 2010, Mr. Fox received a grant of 300,000 fully vested stock options with a per share exercise price equal to $10.88 and a five-year term. Mr. Fox also received a grant of 25,000 fully vested restricted stock units based on the Company’s common stock effective February 9, 2010. The grants of salary stock units, stock options and restricted stock units are intended to be exempt from shareholder approval as “employment inducement awards” under Section 303A.08 of the New York Stock Exchange Listed Company Manual. The “Shares Owned” includes 135,000 shares of Common Stock held by The Circumference Group LLC of which Mr. Fox is the principal and majority owner. Mr. Fox disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. It does not include the following aggregate number of (i) Common Share equivalents credited to such individual’s accounts under the Convergys Corporation Deferred Compensation Plan for Non-Employee Directors (“Directors Deferred Compensation Plan”) described later in this Proxy Statement and (ii) Common Shares issuable under the time-based restricted stock units granted in 2009 to Mr. Fox in the amount of 19,076.

Non-Management Directors/Nominees	Shares Owned(1)
Zoë Baird	21,536
John F. Barrett	70,872	(2)
Willard W. Brittain, Jr.	0
Richard R. Devenuti	0
David B. Dillon	71,104
Joseph E. Gibbs	42,500
Thomas L. Monahan III	336
Ronald L. Nelson	0
Philip A. Odeen	68,500
Barry Rosenstein	8,136,795	(3)
Richard F. Wallman	3,000

(1)

Includes Common Shares subject to outstanding options which are exercisable by such individuals within 60 days. The following Common Shares subject to such options are included in the totals: 17,000 Common Shares for Ms. Baird; 51,000 Common Shares for Messrs. Dillon and Odeen; 42,500 Common Shares for Mr. Gibbs; 34,000 Common Shares for Mr. Barrett; and 0 for Messrs. Brittain, Devenuti, Monahan, Nelson, Rosenstein, and Wallman. Does not include the following aggregate number of (i) Common Share equivalents credited to such individual’s accounts under the Convergys Corporation Deferred Compensation Plan for Non-Employee Directors (“Directors Deferred Compensation Plan”) described later in this Proxy Statement and (ii) Common Shares issuable under the time-based restricted stock units granted in 2007, 2008, and 2009 to each non-management director described in this Proxy Statement: 37,071 for Ms. Baird; 20,667 for Mr. Barrett; 14,369 for Mr. Brittain; 7,305 for Mr. Devenuti; 17,850 for Mr. Dillon;; 29,402 for Mr. Gibbs; 19,809 for Mr. Monahan; 14,658 for Mr. Nelson; 33,796 for Mr. Odeen; 18,377 for Mr. Rosenstein; and 18,123 for Mr. Wallman.

(2)

Includes 1,568 Common Shares held directly by members of Mr. Barrett’s family who have the same home address as Mr. Barrett but as to which he disclaims beneficial ownership. Does not include Common Shares held by The Western and Southern Life Insurance Company and its affiliates for which Mr. Barrett serves as Chairman of the Board, President and Chief Executive Officer. Mr. Barrett disclaims beneficial ownership of the Common Shares held by The Western and Southern Life Insurance Company and its affiliates.

(3)

Includes 8,118,418 Common Shares held by JANA Partners LLC, of which Mr. Rosenstein is the Managing Partner, which has sole voting and dispositive powers over the 8,136,795 Common Shares. Mr. Rosenstein disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

On February 22, 2010, Convergys directors and executive officers (a total of XXXX people) beneficially owned XXXX Convergys Common Shares, of which XXXX were subject to outstanding options, representing approximately XXXX% of the outstanding Common Shares.

Stock Ownership Guidelines. The Compensation and Benefits Committee (“the Committee”) believes that senior management should have a significant equity interest in the Company. To promote equity ownership and further align the interests of management with our shareholders, NEOs are subject to minimum stock ownership guidelines. The ownership guidelines are as follows:

Chief Executive Officer	5 times base salary
Other NEOs	3 times base salary

Stock options, including vested stock options and unvested performance-based restricted stock units, are not included in determining whether an NEO has achieved these ownership levels. Executives subject to the guideline have five years from the date they first become subject to the guideline to achieve the suggested ownership level. Failure to comply with the guideline results in an executive being required to retain shares (net of taxes) earned through PRSU/TRSU vesting and shares obtained after exercising stock options until the guideline is met. The only NEO who has been subject to the stock ownership guidelines for five or more years is Mr. Shanks. The following exhibit summarizes the progress toward guideline satisfaction as of December 31, 2009:

NEO	Holdings	Value @ $10.75	Guideline Percent Met	Date to Achieve Guideline
David F. Dougherty	401,459	$4,315,684	111%	5/1/2012
Earl C. Shanks	229,752	$2,469,834	165%	11/13/2008
Andrea J. Ayers	46,413	$498,940	44%	10/20/2014
James P. Boyce	41,113	$441,965	42%	10/20/2014
Robert A. Lento	54,134	$581,941	55%	10/20/2014

Timing of Equity Awards. Equity grants from the Convergys Corporation Amended and Restated Long-Term Incentive Plan (“Long-Term Incentive Plan”) are made annually by the Committee typically on a date at the end of the first quarter but within the first 90 days of the start of the year. This timing is designed to comply with the requirements of Section 162(m) and to allocate the expense appropriately. Details regarding the grants, including the terms of the grants, the recipients, the size of the grants and the date of grants are reviewed and approved by the Committee. In the case of stock options, the exercise price is set at the average of the high and low price on the NYSE of Common Shares on the date of grant, although the Committee has not issued stock option grants since January 2004.

If an executive level employee is hired or promoted after the annual grant has been made, the employee may be eligible to receive an equity award. Unless the individual is an executive officer, the CEO has the authority to approve the grant within guidelines established by the Committee. The CEO is required to report to the Committee for ratification at each of its meetings any grants he has approved. If the individual is an executive officer, only the Committee can approve an equity award.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on that review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Benefits Committee

David B. Dillon, Chair
Joseph E. Gibbs
Ronald L. Nelson
Philip A. Odeen

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers. This report covers the 2009 NEOs including the Company’s Chief Executive Officer, the Chief Financial Officer and the three other policy making executives whose compensation was the highest at the Company for 2009: Messrs. Dougherty, Shanks, Boyce, Lento, and Ms. Ayers.

Compensation Objectives. The Company’s compensation program for NEOs is designed to meet the following objectives:

•	Align the interests of executives with those of shareholders.

- Incentives increase stock ownership and are based on performance measures that are designed to drive long-term sustained shareholder value.

•	Provide a strong link between pay and performance, measured at all levels.

- A significant portion of compensation is subject to Company and individual performance. When performance is stronger than the market or comparison companies, incentives are designed to reward that performance.

•	Reinforce business strategy to reflect Company values.

- Incentives are designed to reward improved business growth and performance and reinforce desired competencies and behaviors, consistent with Company core values.

•	Ensure access to needed talent and protect talent from recruitment by competitors.

- Compensation opportunities are intended to be market competitive to attract and retain executives. An executive’s compensation opportunity is intended to be commensurate with the executive’s responsibilities, experience and demonstrated performance.

Summary of Results and Significant Compensation Actions.

•

For 2009, revenue was $2,827 million, including $122 million of HR Management contract restructure-related accelerated revenue recognition, compared with $2,786 million in 2008. For 2009, net loss was reduced to $77 million, or $0.63 per diluted share, compared with a net loss of $93 million, or $0.75 per diluted share in 2008. Full year 2009 cash flow from operating activities and free cash flow increased to $265 million and $190 million, respectively, compared with $192 million and $100 million in 2008. In 2009, the Cellular Partnerships provided $40 million in cash distributions, which is not included in free cash flow.

Based on these Company results for 2009, the following changes in total compensation were approved for 2009 and 2010.

•	No NEO received an increase in base pay in 2009. Ms. Ayers received an increase of $25,000 for 2010, effective January 1, 2010.

•	No NEO received an increase in their Annual Incentive Plan targets for 2009. Target increases were approved for 2010 for Ms. Ayers and Messrs. Boyce and Lento, as described on page XX .

•

Messrs. Dougherty and Shanks did not receive payouts from the Annual Incentive Plan based on 2009 results. Ms. Ayers and Messrs. Boyce and Lento received some payout based on the performance of their respective business groups, as described on page XX.

•

All of the NEOs received performance-based restricted stock awards for 2009, with Ms. Ayers and Messrs. Boyce and Lento also receiving retention time-based restricted stock awards, as described in the Grants of Plan-Based Awards Table on page XX.

Over the past four years, the Company has significantly strengthened its “Pay for Performance” orientation that awards compensation based on Company and individual performance. The Company’s objectives are designed so that as an executive’s level of responsibility increases, a greater portion of the total compensation opportunity is tied directly to Company performance.

Decision Making Process. The Compensation and Benefits Committee (the “Committee”) is guided by its Charter that can be accessed on the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com. The Charter was recently amended at the December 8, 2009 Committee meeting to include a provision relating to the Committee’s assessment of the risks associated with executive compensation and each compensation program.

The Committee reviews and recommends to the independent directors for approval annually the compensation for the CEO. During Committee meetings at which compensation actions involving the CEO are discussed, the CEO is not present. The Committee is responsible for bringing recommended compensation actions involving the CEO to the entire Board for its review and concurrence.

The Committee reviews and approves annually the compensation of the other executive officers. The CEO, in collaboration with the Senior Vice President—Global Human Resources, provides recommendations regarding the general design of the Company’s compensation plans for Committee approval as well as specific compensation actions involving the executive officers.

Independent Consultant Review of Executive Compensation. In accordance with the Committee’s Charter, the Committee has the sole authority, to the extent deemed necessary and appropriate, to retain and terminate any compensation consultants, outside counsel or other advisors to the Committee, including the sole authority to approve the consultant’s or advisor’s fees and other retention terms.

Pursuant to its authority under the Committee Charter, the Committee directly engages an independent outside consulting firm, Frederic W. Cook Co., Inc. (“Cook”), to provide advice on executive compensation matters and to assist the Committee in its review of the compensation for the CEO and his direct reports. Cook has no other business relationship with the Company. When appropriate, the Committee has discussions with its consultant without management present to ensure candor and impartiality.

Management may also periodically retain consultants to research and present information to management related to compensation trends and “best practices” in executive and non-employee director compensation. Executive compensation databases and other resources provided by the consulting firms set the foundation for the benchmarking process, which in turn serves as part of the basis for setting levels of compensation for each of the executive officers and non-employee directors.

Benchmarking Process. Our compensation program is benchmarked against a peer group of companies with which we compete for business and talent and selected third party executive compensation surveys. These companies represent similarly sized publicly traded customer management outsourcing and human resources consulting and outsourcing firms, along with additional companies that compete in similar industries, such as business process outsourcers, transaction processors, and firms specializing in related human capital management functions. In the United States, our peer company group consists of companies that we believe most closely align with the Company’s businesses, or have revenues between $900 million and $10 billion. Our revenues for 2009 were approximately $2.83 billion. The results of the benchmarking analysis are size-adjusted to take into account differences between the Company’s revenue size and the revenue size of the peer group companies. While proxy benchmark information for Accenture LTD and Computer Sciences Corp. is not included in compensation analysis and pay recommendations due to their relative size, these peers are included in other benchmarking analysis including executive policies and practices and program design.

The Committee reviews the peer group annually to determine if any change in the composition of the group is necessary. Electronic Data Systems Corp was not included in 2009 peer group analysis due to its acquisition. For 2009, the peer group used for survey analysis consisted of 18 companies:

Accenture LTD	Computer Sciences Corp.
Acxiom Corp.	DST Systems Inc.
Administaff Inc. Affiliated Computer Services Inc.	Fiserv Inc. Hewitt Associates Inc.
Alliance Data Systems Corp.	Paychex Inc.
Automatic Data Processing Inc.	Perot System Corp
CA, Inc.	TeleTech Holdings Inc.
CDI Corp.	Unisys Corp.
Cognizant Technology Solutions Corp.	Watson Wyatt Worldwide, Inc.

The following organizations will be deleted from the peer group for 2010 because each of the organizations was acquired in 2009:

Affiliated Computer Services Inc.

Perot System Corp

Additional changes to the peer group may be made from year to year.

The Committee typically sets annual base salaries, annual incentive target compensation and long-term incentive target compensation within 15% of the 50th percentile for each individual executive. The extent to which the targeted compensation deviates from the 50th percentile depends on the scope of the executive’s responsibilities and experience, the executive’s individual performance in the prior year relative to his or her peers, and the executive’s future potential. The method of setting base salaries and annual and long-term incentive goals enables the Company to attract and retain those individuals who are necessary to lead and manage the Company while enabling it to differentiate between executives and levels of performance and responsibility.

The differences between each of the NEO’s compensation are related to the nature of the positions held and the different duties and responsibilities associated with their respective positions, as well as the executive’s performance. There is no material difference in the compensation-setting process, peer group, and market goal percentiles used to determine the compensation of each of the NEOs, with the exception of the Board exercising judgment over the CEO’s compensation.

Components of Our Executive Compensation. The Company uses a mix of the following executive compensation components:

•	Base Salary

•	Annual Incentive

•	Long-Term Incentive

•	Perquisites

•	Retirement and Welfare

•	Change-in-Control and Severance

Total Compensation Philosophy and Mix of Compensation. The Company strives to maintain programs that are market competitive and meet the objective of providing performance-based compensation with the appropriate mix of base salary and short and long-term incentives. As indicated below, the mix is designed so that as an executive’s level of responsibility increases, a greater portion of the total compensation opportunity is at risk and tied directly to the Company’s long-term performance.

The following table shows our 2009 compensation mix, at target:

	Target(1) 2009 Compensation Mix
	Base Salary	Short-Term Incentives	Long-Term Incentives	Total
Chief Executive Officer
David F. Dougherty	22%	25%	53%	100%

Other Named Executive Officers
Earl C. Shanks	30%	25%	45%	100%
Andrea J. Ayers	34%	18%	48%	100%
James P. Boyce	36%	20%	44%	100%
Robert A. Lento	37%	19%	44%	100%

(1)	The Performance Cash Plan (“Performance Cash”) is not included in the long-term incentive mix as no payout is earned at the 50th percentile target.

The table below indicates the compensation mix based on actual compensation received for 2009. Short-Term Incentives (the Convergys Corporation Annual Incentive Plan (“Annual Incentive Plan” or “AIP”)) represents zero percent (0%) of the total for Messrs. Dougherty and Shanks as no payout was made. The Long-Term Incentive component represents only the value realized from TRSU vesting in 2009; no PRSUs or Performance Cash achieved minimum payout requirements so no payouts were received.

The following table shows our 2009 compensation mix, actually paid:

	Actual 2009 Compensation Mix
	Base Salary	Short-Term Incentives	Long-Term Incentives	Total
Chief Executive Officer
David F. Dougherty	65%	0%	35%	100%

Other Named Executive Officers
Earl C. Shanks	67%	0%	33%	100%
Andrea J. Ayers	64%	30%	6%	100%
James P. Boyce	67%	27%	6%	100%
Robert A. Lento	76%	16%	8%	100%

Explanation of Compensation Components

Base Salaries. Base salaries are designed to reward NEOs for their skills, experience, and performance. Increases in base salaries are used to further reward executives for their excellent performance and for taking on new responsibilities. Rewarding top performers with base salary increases supports our pay for performance objective.

Based on the CEO’s and Committee’s evaluation of their performance, and the use of the benchmarking process, the base salaries for the NEOs are approved by the Committee. In the case of Mr. Dougherty, the Committee recommended and the Board approved the same 2009 base salary in 2010. There was no increase of his base salary for 2008, 2009, or 2010. For 2008, 2009, and 2010, Mr. Shanks also did not receive any increases to his base salary.

Messrs. Boyce and Lento did not receive increases to their base pay for 2009 or 2010. Ms. Ayers did not receive a 2009 base pay increase, but she did receive a merit increase, effective January 1, 2010, of $25,000 based on her outstanding leadership of the Customer Management business.

Annual Incentives. The Company has designed annual incentive compensation to meet its pay for performance objective to provide market competitive pay and to reward NEOs for exceptional Company and individual performance. The design and metrics are reviewed and approved by the Committee. Actual incentive awards will fluctuate year to year based on Company and individual performance results.

For the CEO, the Committee reviews, and then recommends to the Board for approval, the annual incentive compensation amount based on the Company’s performance and the CEO’s individual performance. For the other NEOs, the Committee reviews the CEO’s recommendations and then determines the annual incentive award amount for each NEO based on the Company’s performance and his or her individual performance.

For 2009, the determination of the annual incentive award was based on an equal weighting of Company and individual performance. The annual incentive award is the sum of the levels of achievement of the Company’s Performance and Individual’s Performance components.

For 2009 and 2010, the Annual Incentive Plan payout targets represent a percentage of base pay as follows:

	2009	2010
David F. Dougherty	111%	N/A
Earl C. Shanks	84%	84%
Andrea J. Ayers	51%	70%
James P. Boyce	54%	60%
Robert A. Lento	51%	55%

Ms. Ayers and Messrs. Boyce and Lento are the three NEOs who received an increase in their AIP target for 2010 to better position targets with competitive market practice. Mr. Fox does not participate in the AIP plan.

Company Performance Category. In 2009, the Company determined “Company Performance” by measuring the level of achievement of the Adjusted EPS. The Adjusted EPS goal is used solely for compensation purposes, and is not the same as the earnings per share reported by the Company in its other periodic reports and press releases. It represents the Company’s earnings per share, less earnings attributable to the investment in the cellular partnerships of the Company and the effect of the share repurchase program. The Company excludes these earnings because we believe it is necessary to not reward the NEOs for earnings they did not have an active role in attaining.

The Committee approved a change in the AIP award measure for Company performance for 2010 to include the level of achievement of both Adjusted EPS and revenue growth, each weighted equally. This ensures that management will be focused on increasing revenue without sacrificing margin and profitability.

Individual Performance Category. The Company uses many financial, business and operational performance measures in the determination of the Individual Performance component for each NEO. While the objectives differ for each NEO depending on his or her responsibilities, they generally break down as follows: 80% is based on the NEOs level of achievement of his or her business goals and performance measures, including net revenue and operating income; and 20% is based on the degree to which the NEO exhibited core leadership competencies in carrying out his or her responsibilities and achieving the business goals and performance measures. The CEO, with Committee approval, has discretion to adjust the Individual Performance component of an NEO’s annual incentive award to an amount within +/- 25 percent based on the NEO’s total evaluation.

The Committee sets challenging performance goals to motivate high business performance and support attainment of the Company’s longer-term financial objectives. These goals are designed to be challenging to attain and typically would not be achieved every year. The Committee believes that obtaining the higher level or greater payout would be achieved less frequently than the achievement of the annual goal.

Any single performance measure and its goal are not likely to be deemed material to the overall determination of compensation, since it is only one of the many measures and goals used by the Company in determining overall incentive compensation. The Company does not publish specific goals or targets for the financial measures since they are confidential information and if disclosed, would create substantial competitive harm to the Company. For example, disclosure of the specific goals would signal where the Company is shifting strategic focus, giving our competitors unfair insight into our strategic plans, and impairing the Company’s ability to leverage these actions for competitive advantage. The mention of the performance measures above is for illustrative purposes only.

2009 Annual Incentive Plan Awards. For 2009, the Committee exercised its discretion and removed one-time charges to earnings due to performance by the Human Resource Management business. As a result of that decision, the Committee elected to fund the Annual Incentive Plan award at 50% of target levels and provide AIP payouts to certain contributors based on their performance. Messrs. Dougherty and Shanks were excluded from participation in the AIP award and received no payout. Other NEO 2009 AIP payouts were approved by the Committee as follows:

Ms. Ayers        $162,000

Ms. Ayers, President Customer Management. Ms. Ayers’ AIP award was based on her leadership of the Company’s Customer Management line of business during the difficult 2009 economic environment. In spite of the underachievement of the total revenue budget due to lower call volumes, Ms. Ayers successfully led our global call center operations in delivering profit margins that exceeded projected budgets. Her free cash flow target was overachieved while customer satisfaction scores improved significantly. Employee satisfaction scores (gauging the quality of the employment experience at the Company) also experienced improvements over previous year’s results. These higher employee satisfaction scores positively impacted financial results through lower agent attrition and absenteeism and improved agent availability through better use of technology. Ms. Ayers also reduced business risks through succession planning for the most critical operations positions.

Mr. Boyce        $142,500

Mr. Boyce, President Global Sales and Services. Mr. Boyce’s AIP award was based on the accomplishment of significant 2009 goals and objectives including the renewal of all key Customer Management contracts with improvements to pricing and contract terms; new sales revenues over budgeted goal; and improved Days Sales Outstanding with the Customer Management and Relationship Technology Management lines of business. He exceeded his free cash flow goal; avoided customer bankruptcy impacts during a turbulent 2009 economy; exceeded his customer satisfaction score goals; and over delivered budgeted cost savings. The 2009 total revenue goal was not achieved, primarily due to the reduction in call volumes of our top clients. In April 2009, Mr. Boyce assumed added responsibility for Relationship Technology Management Sales and Professional Services worldwide. The Company did not meet its full year new sales goals for these business sectors.

Mr. Lento        $72,000

Mr. Lento, President Information Management. Mr. Lento’s AIP award was based on his leadership of the Company’s Information Management line of business during the difficult 2009 economic environment. While Information Management did not hit its revenue or profit goals for the year, in 2009 this line of business underwent several significant changes including; merging all business development and marketing teams from shared teams (across Customer Management and Information Management) into Information Management, completing the integration of CEON and BMI which had been acquired by the Company in mid to late 2008, and delivered implementation projects on time, on budget, and with quality. Information Management was also successful in developing a new market in the utility sector announcing its first win with a major utility. In addition, Information Management received the highest customer satisfaction scores in its history. Mr. Lento also reduced business risks through succession planning for the most critical management positions.

Long-Term Incentives. Based on the Company’s executive compensation objective of rewarding long-term performance, long-term incentives are awarded primarily in the form of equity in the Company and are designed to motivate performance toward the long-term goal of increasing total shareholder return.

In 2009, the Company’s long-term performance-based incentive program was comprised of the following components:

•

Performance-Based Restricted Stock Units. Awarded in the form of performance-based restricted stock units that are earned based on total shareholder return compared to the total shareholder return of companies within the S&P 500 index (excluding the Company).

•

Performance Cash Units. Awarded in the form of Performance Cash units that provide compensation in excess of the long-term incentive award if our total shareholder return relative to all other S&P 500 companies for a three-year performance period exceeds the 50th percentile. The maximum award as reported in the Grants of Plan-Based Awards Table (see footnote 2) requires that Company performance meet the 80th percentile.

The Company’s total shareholder return for a performance period is determined by comparing (a) the average closing price of our stock on each trading day occurring during the fourth quarter of the year immediately preceding the start of the performance period to (b) the average closing price of our stock for each trading day occurring during the fourth quarter of the final year of the performance period. The total shareholder return for each S&P 500 company is determined in a similar manner, with dividends paid, if any, added to the change in total shareholder return. The Committee believes that using total shareholder return over a three-year period is the best way to tie executive compensation to the creation of long-term value for shareholders.

Performance must be at the 25th percentile before any portion of the restricted stock units vest and full vesting occurs only if performance is at or above the 50th percentile. At the 25th percentile, payout of 50% of the performance-based restricted stock unit award is made. For Performance Cash units, the minimum threshold performance before any payout is made is performance above the 50th percentile and full payout occurs only if performance is at or above the 80th percentile.

Performance-based awards are generally paid out after the end of the performance period and certification of the performance results by the Committee.

The average closing price of Common Shares for each trading day during the fourth quarter of 2006 was $24.64. The average closing price of Common Shares for each trading day during the fourth quarter of 2009 was $11.01. Thus the Company’s total shareholder return for the period 2007 through 2009 was a negative 51.4%, placing the Company in the 10.6th percentile when compared to the total shareholder return of the S&P 500 peer group. The 2007 PRSUs therefore were forfeited.

The Company also granted, in limited circumstances, time-based restricted stock units (“TRSUs”). Messrs. Boyce and Lento and Ms. Ayers were awarded retention TRSUs during 2009 to recognize their outstanding performance and to ensure their continued contributions during the unprecedented 2009 economic times. The TRSUs, as reported in the Grants of Plan-Based Awards Table, vest 40% two years after award with the 60% balance vesting three years after award.

This combination of awards:

•	provides a direct link between pay and performance since our stock price can be driven by both market conditions and Company performance;

•	is consistent with market trends in executive compensation and long-term incentives;

•	minimizes compensation expense as compared to other forms of equity compensation; and

•	enhances the Company’s ability to retain high performing talent.

For 2010, with the exception of Mr. Fox, NEOs will receive a mix of Performance-Based Restricted Stock Units (60%) and Time-Based Restricted Stock Units (40%). The Committee considered each NEO’s performance and contributions and peer group competitiveness in its equity awards.

All long-term incentive awards are granted under the terms of the Long-Term Incentive Plan, a plan that is intended to meet the requirements of Code Section 162(m) for deductible compensation. All long-term incentive awards contain a “claw back” provision that provides for the forfeiture of outstanding awards and requires return of any income recognized with respect to awards that were paid out within the last six months if the employee engages in activity detrimental to the Company, such as disclosing confidential information, competing with the Company, or interfering with client relationships.

Perquisites. Over the past several years, the Company has significantly reduced the perquisites provided to its NEOs. In 2009, the Company provided disability benefits in excess of those provided to employees generally, annual physicals and, in the case of Mr. Dougherty only, permitted one personal flight on the corporate aircraft which cost $4,890. The Company no longer permits use of the corporate aircraft solely for personal purposes. These limited perquisites are provided to assist in the attraction and retention of the NEOs and, in the case of the annual physical, to promote early detection of health issues.

Retirement and Other Benefits

Retirement Benefits and Deferred Compensation Plans. The Company provides NEOs with qualified and non-qualified retirement and savings plan and pension plan benefit opportunities. In addition, the NEOs are eligible to participate in the Executive Deferred Compensation Plan (“EDCP”), a non-qualified savings plan that enables participants to defer compensation in excess of the limits that apply to qualified plans, like the Company’s Retirement and Savings Plan, and provides for a Company matching contribution. These retirement plan benefits are provided to offer the NEOs a competitive compensation package and to provide additional income to our NEOs in retirement. Mr. Shanks also participates in the Supplemental Executive Retirement Plan (“SERP”). See the Pension Benefits Table narrative on page XX for a more detailed description of these plans. Mr. Dougherty participated in the above-detailed retirement plans until the termination of his employment on March 1.

Effective April 1, 2008, the Company’s US-qualified pension plan and the non-qualified excess benefit plan were frozen. No additional benefits accrued to any of the NEOs under these plans after March 31, 2008.

Long-Term and Short-Term Disability Benefits. The Company provides the executive officers with a replacement income benefit of 15% of average monthly compensation in addition to the normal replacement income benefit of 60% in the event of a long-term disability (subject to a combined maximum monthly benefit of $22,500 per month). In the case of a catastrophic long-term disability, the plan provides a replacement income benefit of up to 100% of the executive officer’s average monthly compensation. The Company also provides a short-term disability benefit to the executive officer that provides a replacement income benefit of 100% of the executive’s average monthly compensation for up to 52 weeks in the event of a disability, versus 60% and 26 weeks for other employees.

Executive Life Insurance. The Company uses Group Variable Universal Life insurance policies to fund an executive life insurance benefit. The benefit provides three (3) times base salary (minus $50,000 covered under the basic group life plan) during employment. This life insurance benefit is a taxable benefit. The Company provides a gross-up for taxes owed as a result of the imputed income associated with this benefit. The Company no longer pays for the cost of one (1) times base salary on retirement.

Severance, Change-in-Control and Employment Arrangement

To provide income security in the event of job loss and to provide a competitive pay package, the Company provides severance benefits to all eligible employees through the Convergys Corporation Severance Pay Plan

(“Severance Plan”). The Severance Plan provides severance pay and outplacement counseling benefits to US-resident eligible employees, including the NEOs.

The Committee believes that the NEOs should be free of distraction in circumstances arising from the possibility of a Change-in-Control of the Company. Accordingly, the Company has also provided in the Severance Plan for certain benefits intended to keep executives neutral to job loss when faced with the need to support value maximizing corporate transactions that could result in their personal job loss, help the Company retain key executives during major corporate transactions, and provide competitive and fair severance arrangements to executives to allow smooth transition to new employment should their job be eliminated within two years following a Change-in-Control.

The employment agreements for Messrs. Dougherty and Shanks expired on December 31, 2008. Effective January 1, 2009, their severance is calculated in accordance with the Company’s Severance Plan. This Severance Plan results in lower severance payments in the events of a termination without cause and a termination following a Change-in-Control. Mr. Dougherty’s severance payments were calculated in accordance with the Severance Plan.

The current employment letter for Ms. Ayers provides no benefits or termination arrangements different from those available to similarly situated executives. The current employment letter for Mr. Boyce provides a severance benefit of one times the sum of his base salary and AIP target in the event of termination without cause (absent a Change-in-Control) rather than the base salary and AIP award at current performance payout level set forth in the Severance Plan. The current employment letter for Mr. Lento provides a severance benefit of two times the sum of his base salary and AIP target in the event of termination without cause (absent a Change-in-Control) rather than the base salary and AIP award at current performance payout level set forth in the Severance Plan. The Company’s NEOs may be terminated without notice, with or without cause, subject to the severance provisions of the employment letters and the Company’s Severance Plan.

Tax and Accounting Treatment of Executive Compensation. Favorable accounting and tax treatment of the various elements of our compensation program is an important but not a controlling consideration of its design. Section 162(m) of the Code limits the deductibility of certain items of compensation to $1,000,000 annually. The Committee has approved the Company’s short-term and long-term compensation design in an attempt to maximize the amount deductible when in its judgment it is in the best interest of the Company and its shareholders. Deductibility can, however, depend on the timing of an executive’s vesting or exercise of previously granted rights.

The 2009 AIP design and award targets were approved by the Committee at its meeting held on December 9, 2008, effective for the performance period beginning January 1, 2009. Fifty percent (50%) of the award is payable based on attainment of the Adjusted EPS goal. The other 50% of this award is payable based on attainment of pre-established individual goals.

Messrs. Boyce, Lento, and Ms. Ayers’ AIP awards are payable pursuant to the Convergys Corporation Annual Executive Incentive Plan, a plan designed to satisfy the requirements of Section 162(m) of the Code. Performance-based restricted stock units, Performance Cash units and restricted stock awards are awarded under and pursuant to the Convergys Corporation Long-Term Incentive Plan, as amended. The size and other terms and conditions of the awards, including a grant date of March 31, 2009 were approved by the Committee at its meeting held on February 9, 2009.

Appointment of Jeffrey H. Fox President and Chief Executive Officer

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Fox entered into an offer letter with the Company on February 9, 2010 (the “Offer Letter”). Under the Offer Letter, Mr. Fox receives a base salary equal to $300,000 on an annualized basis. Effective as of his first date of employment, Mr. Fox received a grant of 84,000 salary stock units based on shares of the Company’s common stock. The salary stock units will vest in twelve equal monthly installments on the last day of each month commencing February 2010, subject to continued employment through the vesting date. The salary stock units vest subject in all cases to Mr. Fox’s continued employment in order to replicate the way that cash salary is earned.

In addition, effective as of his first date of employment, Mr. Fox received a grant of 300,000 fully vested stock options with a per share exercise price equal to $10.88 and a five-year term. Mr. Fox also received a grant of 25,000 fully vested restricted stock units based on the Company’s common stock effective as of his first date of employment. The grants of salary stock units, stock options and restricted stock units are intended to be exempt from shareholder approval as “employment inducement awards” under Section 303A.08 of the New York Stock Exchange Listed Company Manual. Finally, the Offer Letter provides that Mr. Fox, in the sole discretion of the Board of Directors of the Company, may receive a performance-based grant of cash, shares or stock options with a value up to $1,000,000, based on the achievement of certain objectives as may be established by the Board of Directors of the Company.

Mr. Fox’s employment agreement has a one-year term. Mr. Fox does not receive any other form of compensation from the Company, including an annual incentive bonus or health, life or retirement benefits. The Committee designed Mr. Fox’s compensation package to provide significant portion in the form of equity. The equity grants are intended to align Mr. Fox’s interests with those of shareholders and provides Mr. Fox with economic benefit from improvements made to the Company’s operations and profitability during his tenure as President and Chief Executive Officer, which the Committee believes motivates performance toward the long-term goal of increasing total shareholder return.

SUMMARY COMPENSATION TABLE

This table covers the 2009 NEOs and summarizes the total compensation paid to or earned by each for the most recent fiscal year ended December 31, 2009 and compensation paid to or earned if they were NEOs for fiscal year ended December 31, 2008 and December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
David F. Dougherty	2009	$777,780	$0	$1,835,000	$0	$0	$593,860	$28,431	$3,235,071
President and Chief Executive Officer	2008	$777,780	$0	$2,271,308	$0	$0	$466,720	$23,880	$3,539,688
	2007	$710,000	$0	$4,590,159	$0	$591,521	$0	$77,700	$5,969,380

Earl C. Shanks	2009	$497,780	$0	$734,000	$0	$0	$288,326	$32,919	$1,553,025
Chief Financial Officer	2008	$497,780	$0	$769,935	$0	$0	$218,520	$44,243	$1,530,478
	2007	$485,000	$0	$1,307,932	$0	$284,373	$0	$89,465	$2,166,770

Andrea J. Ayers	2009	$350,000	$0	$497,800	$0	$162,000	$19,728	$14,914	$1,044,442
President, Customer Management

James P. Boyce	2009	$350,000	$0	$420,950	$0	$142,500	$32,070	$19,010	$964,530
President, Global Sales and Services

Robert A. Lento	2009	$350,200	$0	$420,950	$0	$72,000	$35,673	$4,828	$883,651
President, Information Management

(1)

The 2009 PRSU stock awards are reported as the grant date fair value of stock awards, computed in accordance with FAS 123R. The full value ($8.03 fair market value as of grant date) of all grants (PRSUs and TRSUs) awarded in 2009 is as follows:

David F. Dougherty	$2,007,500
Earl C. Shanks	$803,000
Andrea J. Ayers	$521,950
James P. Boyce	$441,650
Robert A. Lento	$441,650

(2)

Non-GAAP performance metrics were used to fund the AIP awards at 50% of target levels. Payout amounts in this column reflect business unit performance and individual component results. The Performance Cash Plan 2007 performance period cycle ending December 31, 2009 resulted in no payout.

(3)

The change in the pension value is generally attributable to an additional year of accrual offset by an increase in the discount rate and a change in the mortality table. The assumptions used to calculate the change in pension values as of December 31, 2008 and December 31, 2009 are described in footnote 2 to the Pension Benefits Table. The Company does not provide for above-market or preferential earnings on non-qualified deferred compensation; therefore, no non-qualified deferred compensation earnings are reported.

(4)	The compensation represented by the amounts included in the All Other Compensation column is as follows:

	Executive Deferred Compensation Plan Company Match	Executive Life Imputed Income Gross-up	Executive LTD	Personal Use of Leased Aircraft	Retirement and Savings Plan Company Match	Total
David F. Dougherty	$0	$8,672	$2,619	$4,890	$12,250	$28,431
Earl C. Shanks	$12,444	$5,483	$3,362	$0	$11,630	$32,919
Andrea J. Ayers	$0	$1,907	$2,565	$0	$10,442	$14,914
James P. Boyce	$101	$3,797	$2,862	$0	$12,250	$19,010
Robert A. Lento	$15	$2,528	$2,285	$0	$0	$4,828

Stock Award Forfeitures. The 2007 PRSU awards and 2007 Performance Cash opportunities were forfeited December 31, 2009 as the three-year S&P 500 total shareholder return performance goals were not met. Total award forfeitures were as follows:

Name	2007 PRSUs	2007 Performance Cash Target(1)	2007 Performance Cash Maximum(2)
David F. Dougherty	$1,367,182	$0	$3,260,000
Earl C. Shanks	$594,412	$0	$1,035,000
Andrea J. Ayers	$105,700	$0	$155,000
James P. Boyce	$105,700	$0	$155,000
Robert A. Lento	$95,130	$0	$155,000

(1)	Represents Performance Cash opportunity at 50th percentile of S&P 500 total shareholder return.

(2)	Represents Performance Cash opportunity at 80th percentile of S&P 500 total shareholder return.

GRANTS OF PLAN-BASED AWARDS

The table below and footnotes provide earnings opportunity (at target and maximum) information about the plan-based awards granted for the fiscal year ended December 31, 2009.

Name	Grant Date		Different Action/ Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock Awards ($)(4)
				Target ($)	Maximum ($)	Target (#)	Maximum (#)
David F. Dougherty	1/1/09	(1)	12/9/08	$860,000	$1,720,000	0	0	$0
	3/31/09	(2)	2/9/09	$0	$3,260,000	0	0	$0
	3/31/09	(3)	2/9/09	$0	$0	250,000	250,000	$1,835,000

Earl C. Shanks	1/1/09	(1)	12/9/08	$417,500	$835,000	0	0	$0
	3/31/09	(2)	2/9/09	$0	$1,035,000	0	0	$0
	3/31/09	(3)	2/9/09	$0	$0	100,000	100,000	$734,000

Andrea J. Ayers	1/1/09	(1)	12/9/08	$180,000	$360,000	0	0	$0
	3/31/09	(2)	2/9/09	$0	$155,000	0	0	$0
	3/31/09	(3)	2/9/09	$0	$0	35,000	35,000	$256,900
	3/31/09	(5)	2/9/09	$0	$0	30,000	30,000	$240,900

James P. Boyce	1/1/09	(1)	12/9/08	$190,000	$380,000	0	0	$0
	3/31/09	(2)	2/9/09	$0	$155,000	0	0	$0
	3/31/09	(3)	2/9/09	$0	$0	30,000	30,000	$220,200
	3/31/09	(5)	2/9/09	$0	$0	25,000	25,000	$200,750

Robert A. Lento	1/1/09	(1)	12/9/08	$180,000	$360,000	0	0	$0
	3/31/09	(2)	2/9/09	$0	$155,000	0	0	$0
	3/31/09	(3)	2/9/09	$0	$0	30,000	30,000	$220,200
	3/31/09	(5)	2/9/09	$0	$0	25,000	25,000	$220,750

(1)

Non-equity annual incentive award for 2009, the amount and performance criteria for which was approved by the Committee pursuant to its discretion. Payouts can range from a minimum of $0 up to a maximum of 200% of the goal amount.

(2)

On February 9, 2009, the Committee approved the non-equity long-term incentive Performance Cash unit awards and the amount and performance criteria. The awards are designed to reward for relative total shareholder return over the three consecutive year period ending December 31, 2011 above the 50th percentile. Payouts can range from a minimum of $0 up to the maximum dollar amounts reflected in this table. In the event of death or termination without cause prior to the end of the performance period, payout is made based on performance through the end of the year preceding the year of termination. In the event of a Change-in-Control, the award pays out based on performance through the date of the Change-in-Control. In the event of voluntary termination (other than retirement or disability) prior to the end of the performance period, the award is forfeited.

(3)

On February 9, 2009, the Committee approved a long-term equity incentive award in the form of performance-based restricted stock units and the amount and performance criteria. The award is designed to incent relative total shareholder return performance over the three consecutive year period ending on December 31, 2011. Payouts can range from a minimum of 0 shares (for performance below the 25th percentile) up to a maximum of the target number of shares (for performance at or above the 50th percentile). In the event of death or a Change-in-Control, the award pays out immediately at the target level. In the event of termination without cause prior to the end of the performance period, payout is made based on performance through the end of the year preceding the year of termination. In the event of voluntary termination (other than retirement or disability) prior to the end of the performance period, the award is forfeited.

(4)	Computed in accordance with FAS 123R.

(5)	Time-based retention RSUs. Vest 40% on March 30, 2011 and 60% on March 30, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table and footnotes describe equity awards granted to the NEOs under the Convergys Corporation Long-Term Incentive Plan that were outstanding as of December 31, 2009:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
David F. Dougherty	100,000	$29.532	1/3/10
	25,000	$44.282	6/1/10
	100,000	$43.625	1/2/11
	75,000	$36.670	1/2/12
	3,712	$12.550	1/31/13
	75,000	$11.550	2/25/13
				64,673	(5)	$695,235
				60,000	(6)	$645,000
							188,334	(7)	$2,024,591
							250,000	(8)	$2,687,500

Earl C. Shanks	80,000	$16.040	11/13/13
				28,119	(5)	$302,279
							63,842	(7)	$686,302
							100,000	(8)	$1,075,000

Andrea J. Ayers	7,500	$29.532	1/3/10
	10,000	$43.625	1/2/11
	14,000	$36.67	1/2/12
				5,000	(5)	$53,750
							13,000	(7)	$139,750
				30,000	(9)	$322,500
							7,000	(7)	$75,250
							35,000	(8)	$376,250

James P. Boyce	20,000	$37.157	4/3/10
	15,000	$43.625	1/2/11
	15,000	$36.67	1/2/12
	20,000	$11.55	2/25/13
				5,000	(5)	$53,750
							15,000	(7)	$161,250
				25,000	(9)	$268,750
							5,000	(7)	$53,750
							30,000	(8)	$322,500

Robert A. Lento	20,000	$29.532	1/3/10
	22,000	$43.625	1/2/11
	22,000	$36.67	1/2/12
	25,000	$17.62	9/3/12
				4,500	(5)	$48,375
							13,000	(7)	$139,750
				25,000	(9)	$268,750
							7,000	(7)	$75,250
							30,000	(8)	$322,500

(1)	Time-Based Restricted Stock Units.

(2)	Value reported was determined by multiplying the number of shares shown by the closing price of Convergys shares as of December 31, 2009 that was $10.75.

(3)	Performance-Based Restricted Stock Units.

(4)

Value reported was determined by multiplying the number of shares shown (for performance-based restricted stock unit awards, is the payout amount at maximum levels) by the closing price of Convergys shares as of December 31, 2009, that was $10.75.

(5)

Time-based restricted stock unit award that vests on February 1, 2010. Earlier vesting with respect to all or part of the award may occur in the event of death, disability, retirement, involuntary termination without cause or Change-in-Control.

(6)

Time-based restricted stock unit award that vests 30,000 shares on April 16, 2012 and the remaining 30,000 shares on April 16, 2015. Earlier vesting with respect to all or part of the award may occur in the event of death, disability, involuntary termination without cause or Change-in-Control.

(7)

Performance-based restricted stock unit award where the number of shares issued depends on the satisfaction of certain performance criteria over the three-year period ending December 31, 2010. Earlier vesting with respect to all or part of the award may occur in the event of death, disability, retirement, involuntary termination without cause or Change-in-Control.

(8)

Performance-based restricted stock unit award where the number of shares issued depends on the satisfaction of certain performance criteria over the three-year period ending December 31, 2011. Earlier vesting with respect to all or part of the award may occur in the event of death, disability, retirement, involuntary termination without cause or Change-in-Control.

(9)	Time-based retention stock unit award that vests 40% of shares on March 30, 2011 with the 60% balance to vest on March 30, 2012.

OPTION EXERCISES AND STOCK VESTED

The following table and footnotes set forth information with respect to any stock options exercised by our named executive officers and restricted shares that vested during the year ending December 31, 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David F. Dougherty	0	$0	54,300	$411,594
Earl C. Shanks(3)	0	$0	31,100	$244,531
Andrea J. Ayers	0	$0	4,250	$32,215
James P. Boyce	0	$0	4,250	$32,215
Robert A. Lento	0	$0	5,000	$37,900

(1)	Value realized is the difference between the grant price and the exercise price.

(2)

Value realized is determined by multiplying the number of shares or units vested by the Fair Market Value on the day of vesting. Included in vested amounts is TRSUs vesting during 2009 as no performance-based vesting occurred due to forfeiture of the 2007 PRSUs.

(3)	Includes $228,613 deferred under the terms of the Executive Deferred Compensation Plan.

PENSION BENEFITS

The following table and footnotes show, as of December 31, 2009, for each of the Company’s qualified and non-qualified pension plans and for each of the 2009 NEOs, the years of credited service, the present value of the benefits that are expected to be paid to each NEO assuming they work until a retirement age without any benefit reduction, as well as any payments made during 2009. As such, the amounts listed below are not the actual accrued benefit currently payable, but are those that may be payable if the NEO continues with the Company at his or her present salary through retirement age.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
David F. Dougherty	Pension Plan	19	$278,121	$0
	Supplemental Executive Retirement Plan and Non-Qualified Excess Pension Plan	19	$3,766,830	$0
Earl C. Shanks	Pension Plan	6	$92,026	$0
	Supplemental Executive Retirement Plan and Non-Qualified Excess Pension Plan(3)	6	$766,565	$0
Andrea J. Ayers	Pension Plan	19	$113,827	$0
	Non-Qualified Excess Pension Plan	19	$17,359	$0
James P. Boyce	Pension Plan	9	$138,752	$0
	Non-Qualified Excess Pension Plan(2)	9	$128,342	$0
Robert A. Lento	Pension Plan	11	$122,835	$0
	Non-Qualified Excess Pension Plan	11	$138,388	$0

(1)

Mr. Shanks participates in the Convergys Corporation Pension Plan (“Pension Plan”) and Convergys Corporation Supplemental Executive Retirement Plan. Mr. Dougherty participated in both plans prior to the termination of his employment on March 1, 2010. Ms. Ayers and Messrs. Boyce and Lento participate in the Pension Plan and the non-qualified excess pension plan.

(2)

Except as noted in this footnote, amounts reported were computed using the same assumptions used for financial reporting purposes under generally accepted accounting principles as described in more detail in Note 10 XXX to the Company’s financial statements. For the Pension Plan, the assumptions used for financial statement reporting purposes that were used include a discount rate of 5.75% and a 70% lump sum payment distribution assumption. The assumptions used for the SERP include a discount rate of 5.75%, a lump sum interest rate of 5.5%, a mortality assumption based on the RP-2000 mortality table, and an 80% lump sum payment distribution assumption. The assumed retirement age for the Pension Plan is age 65, the normal retirement age specified in that plan. The assumed retirement age for the SERP is the age at which the executive could retire without any benefit reduction: age 62 for Mr. Dougherty and age 66 for Mr. Shanks. Amounts reported were based on an assumption that each NEO would work to, and retire at, the assumed retirement age.

(3)

Mr. Shanks receives additional service credits under the SERP. For purposes of calculating Mr. Shanks’ benefit under the SERP at termination, he will be credited with one additional year of service for each year of service completed, until a maximum of 25 years of service credit is reached.

In general, all US-resident employees of the Company, including all NEOs, participate in the Convergys Corporation Pension Plan on the same terms and conditions. Market survey data indicate that these benefits are comparable to benefits provided by other companies in our peer group. To allow its executives to benefit from the favorable features of a qualified plan (up to the permissible limits), the Company has structured its retirement benefits so that the executives’ retirement benefits are provided through both qualified and non-qualified savings and pension plans.

Effective April 1, 2008, the Convergys Corporation Pension Plan was frozen with no additional pension credits accruing for any employees. No payments will be made until the employee retires or terminates his or her employment, assuming he or she has a vested benefit. At the end of each year, an active participant’s account is also credited with interest at the rate of four percent (4%) per annum. At retirement or other termination of employment, an amount equivalent to the balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or annuity. In lieu of a life annuity, a participant may elect to receive the actuarial equivalent of his or her benefit in the form of a lump sum, 15 annual installments, or a joint and survivor annuity.

Non-Qualified Excess Pension Plan. The Company’s non-qualified excess pension plan provides a pension benefit to employees whose pension benefit under the qualified pension plan is reduced or capped due to Internal Revenue Service limitations applicable to that plan. Ms. Ayers and Messrs. Boyce and Lento are eligible to receive a benefit under this plan. Messrs. Dougherty and Shanks are not eligible for participation in this plan since they have vested in the SERP.

Supplemental Executive Retirement Plan. The SERP provides an enhanced pension benefit designed to attract and retain certain top executives. The annual benefit under the SERP is 50% of the executive’s final average pay (reduced by the executive’s qualified pension benefit and non-qualified excess pension plan). This benefit is reduced if the executive has not attained at least age 62 and completed 25 years of service at retirement. The reduction is 3.5% for each year of age under age 62 and 3.5% for each year of service under 25 years. Participants become vested on completing five years of service. Final average pay is defined as the executive’s highest base salary and annual incentive target over the last five years of his or her career. Messrs. Dougherty and Shanks are participants in the SERP and are vested. In 2007, Mr. Dougherty and Mr. Shanks agreed to a modification of their SERP benefit that froze their pay for purposes of the SERP calculation at their 2007 compensation level.

NON-QUALIFIED DEFERRED COMPENSATION

The following table and footnotes set forth the contributions, earnings, withdrawals or distributions and aggregate balances for the 2009 NEOs participating in the Convergys Corporation Executive Deferred Compensation Plan for the year ending December 31, 2009.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
David F. Dougherty	$0	$0	$817,629	$0	$2,744,513
Earl C. Shanks	$22,444	$12,444	$657,510	$0	$1,708,073
Andrea J. Ayers	$0	$0	$12,863	$0	$48,951
James P. Boyce	$2,019	$101	$175	$0	$28,307
Robert A. Lento	$292	$15	$206,975	$200,000	$563,338

(1)	Amount reported is included in the compensation reported in Summary Compensation Table for each NEO.

(2)	Amount reported is not included in the compensation reported in the Summary Compensation Table because the amounts do not reflect above-market or preferential earnings.

(3)	All amounts included in the aggregate year end balance attributable to Company contributions were or are currently being reported as compensation to the NEOs in the Summary Compensation Table.

The Convergys Corporation Executive Deferred Compensation Plan permits executives to defer receipt of up to 75% of their base salary and/or hire or retention bonuses and up to 100% of their annual incentive compensation. The Company matches 100% of the first 5% of amounts deferred by the plan participant (reduced by the Company match eligible to be received under the Company’s Retirement and Savings Plan). Amounts deferred by participants (and the related Company match) are assumed to have been invested in shares of common stock of the Company or in investment options that mirror the gains and/or losses of several different publicly available investment funds based on the investment selections of the participant.

In general, executives are permitted to change their investment direction and exchange in and out of the available investment options on a daily basis. At termination of employment, the participant’s vested account is distributed in a single lump sum payment or in monthly or annual installments, to begin within ten years of termination, for a term not to exceed ten years as elected by the participant for a particular year’s deferral. Distributions of amounts contributed on or after January 1, 2005 are governed by Section 409A of the Code.

CHANGE-IN-CONTROL AND SEVERANCE ARRANGEMENTS TABLES

The following tables describe payments to each 2009 NEO that would be triggered by the occurrence of a loss of employment in each of the following situations: disability, death, termination without cause or for good reason, and termination within two (2) years following a Change-in-Control.

CHANGE-IN-CONTROL AND SEVERANCE ARRANGEMENTS TABLE

	Disability	Death	Termination Without Cause	Termination With Change-in-Control
David F. Dougherty	$8,044,329	$10,701,216	$8,835,346	$17,558,521
Earl C. Shanks	$2,487,473	$3,790,918	$3,079,879	$7,139,543
Andrea J. Ayers	$895,599	$1,390,417	$805,232	$2,913,945
James P. Boyce	$707,336	$1,354,583	$799,047	$1,572,824
Robert A. Lento	$796,776	$1,343,833	$1,314,875	$1,560,559

The table above reflects the amount of compensation and benefits that would be paid to each NEO in the event of termination of such NEO’s employment assuming that the termination was effective as of December 31, 2009.

The actual amounts to be paid out can only be determined at the time of the executive’s separation from the Company. The amounts quantified above do not include benefits that each executive would receive following a termination of employment under the Executive Deferred Compensation Plan and Pension Plan.

Except as noted below in the tables for each individual NEO, the amounts the NEOs would receive under those plans are the amounts reported in the Aggregate Balance at Year End column of the Non-Qualified Deferred Compensation Table and the Present Value of Accumulated Benefit column of the Pension Benefits Table, to the extent such amounts are vested at the time of termination. For payments made in the form of shares, the closing price of $10.75 of the Company’s common stock on December 31, 2009 was used. In the case of a termination with cause, no amounts would be payable other than vested benefits under the Executive Deferred Compensation Plan and Pension Plan. For this purpose, “cause” means a violation of the Company’s Code of Business Conduct, reckless performance of duties or conviction of a felony.

In addition, the terms of the SERP provide that in the event of death, the executive’s beneficiary is entitled to receive a benefit payable in a lump sum or 15 annual installments commencing as of the date of death that is actuarially equivalent to the participant’s accrued benefit on the date of death. For any executive who had completed five (5) years of service as of his/her date of death, his/her accrued benefit is his/her accrued benefit as of his/her date of death. In the case of an executive who had not completed five (5) years of service as of the date of death, his/her accrued benefit is a benefit commencing on the date the executive would have completed five (5) years of service if he/she had remained an active employee that is a fraction of the benefit that would have been payable to the executive if he/she had remained an active employee through the date on which he/she completed five (5) years of service. The numerator of the fraction is equal to the number of the participant’s years of service as of the date of death and the denominator is equal to five (5).

On February 9, 2010, Mr. Dougherty’s role as President and Chief Executive Officer, and as a member of the Board of Directors of Convergys Corporation (the “Company”) was terminated without cause. Mr. Dougherty remained an employee of the Company until March 1, 2010 in order to provide transition services. Subject to, and in accordance with, the terms of the Company’s Severance Plan, the Company provided Mr. Dougherty with severance payments and benefits consistent with a termination of his employment without cause under the Company’s Severance Plan. In addition, the Company permitted Mr. Dougherty to exercise his stock options for one year following the termination of his employment. Otherwise, the Company only provided compensation and benefits in accordance with the terms of the applicable Company plans and arrangements.

David F. Dougherty

President and Chief Executive Officer

	Disability		Death		Termination Without Cause		Termination with Change-in-Control
SERP lump sum value(1)	$5,025,684		$5,025,684		$5,025,684		$5,025,684
TRSU vesting(2)	$1,340,235		$1,340,235		$1,340,235		$1,340,235
PRSU vesting	$895,833	(3)	$1,591,068	(4)	$895,833	(3)	$2,687,500	(6)
Performance Cash vesting	$0		$0		NA		$1,645,900	(7)
Supplemental LTD	$782,577		NA		NA		NA
Life Benefit (3x base salary)	NA		$2,333,340		NA		NA
Pension death benefit payment	NA		$410,889		NA		NA
Severance (multiple of base salary)	NA		NA		$1,555,560	(5)	$2,333,340	(8)
Severance (annual incentive)	NA		NA		$0	(11)	$0	(11)
Benefits continuation(9)	NA		NA		$18,034		$27,051
Excise tax + tax gross-up	NA		NA		NA		$4,498,811
Up to 15% cutback(10)	NA		NA		NA		$0

Total	$8,044,329		$10,701,216		$8,835,346		$17,558,521

(1)	Value represents payment from SERP or non-qualified excess benefit under pension plan

(2)	2007 TRSUs vest; pro-rated 2008/2009 TRSUs vest

(3)	2007 PRSUs remain in effect and vest based on TSR* end of term; pro-rated 2008/2009 PRSUs vest based on 12/31/2009 TSR

(4)	2007 PRSUs vest; pro-rated 2008/2009 PRSUs vest based on 12/31/2009 TSR

(5)	Two times base salary

(6)	2007/2008/2009 PRSUs vest based on 12/31/2009 TSR

(7)	2007/2008/2009 Performance Cash vests based on 12/31/2009 TSR

(8)	Three times base salary

(9)	Medical, dental, and vision benefit continuation (two years for termination without cause; three years for termination with a change-in-control)

(10)	Up to 15% cutback may be taken to eliminate any 4999 excise tax liability

(11)	No severance based on Annual Incentive Plan payout results for 2009

*	TSR (Total Shareholder Return) S&P 500 percentile rank as of 12/31/2009 was 10.6th percentile for 2007; 19.7th percentile for 2008; and 65.7th for 2009

Mr. Dougherty’s actual separation payments resulting from his termination effective March 1, 2010 without cause were as follows:

	Termination Without Cause
SERP lump sum value(1)	$	XXXXX
TRSU vesting(2)		$660,000
PRSU vesting(3)		$1,069,444
Performance Cash vesting(4)		$640,072
Supplemental LTD		NA
Life Benefit (3x base salary)		NA
Pension death benefit payment		NA
Severance (multiple of base salary)(5)		$1,555,560
Severance (annual incentive)(6)	$	XXXXX
Benefits continuation(7)		$18,034
Excise tax + tax gross-up		NA
Up to 15% cutback		NA
Total	$	XXXXX

(1)	Value represents projected payment from SERP or non-qualified excess benefit under pension plan; actual final payout will be based on insurance market annuity quotes obtained by independent consultant

(2)	2007 TRSUs vest

(3)	2009 PRSUs vest based on TRSU metric satisfaction, prorated for service 2008 forfeited based on low TSR*

(4)	2008 Performance cash forfeited based on low TSR*

(5)	Two times base salary

(6)

Annual Incentive Plan payout will be computed once the 2010 performance year is completed. Two times 2010 AIP payout prorated (1/6) for service through 2/28/2010. At target performance this amount would be $286,667

(7)	Medical, dental, and vision benefit continuation for two years

*	TSR (Total Shareholder Return) S&P 500 percentile rank as of 12/31/2009 was 19.7th percentile for 2008 and 65.7th for 2009

Earl C. Shanks

Chief Financial Officer

	Disability		Death		Termination Without Cause		Termination with Change-in-Control
SERP lump sum value(1)	$1,216,309		$1,216,309		$1,216,309		$1,216,309
TRSU vesting(2)	$302,279		$302,279		$302,279		$302,279
PRSU vesting	$358,333	(3)	$660,602	(4)	$358,333	(3)	$1,075,000	(6)
Performance Cash vesting	$0		$0		$0		$520,300	(7)
Supplemental LTD	$610,552		NA		NA		NA
Life Benefit (3x base salary)	NA		$1,493,340		NA		NA
Pension death benefit payment	NA		$118,388		NA		NA
Severance (multiple of base salary)	NA		NA		$995,560	(5)	$1,493,340	(8)
Severance (annual incentive)	NA		NA		$189,582	(11)	$284,373	(11)
Benefits continuation(9)	NA		NA		$17,816		$26,724
Excise tax + tax gross-up	NA		NA		NA		$2,221,218
Up to 15% cutback(10)	NA		NA		NA		$0

Total	$2,487,473		$3,790,918		$3,079,879		$7,139,543

(1)	Value represents payment from SERP or non-qualified excess benefit under pension plan

(2)	2007 TRSUs vest; pro-rated 2008/2009 TRSUs vest

(3)	2007 PRSUs remain in effect and vest based on TSR* end of term; pro-rated 2008/2009 PRSUs vest based on 12/31/2009 TSR

(4)	2007 PRSUs vest; pro-rated 2008/2009 PRSUs vest based on 12/31/2009 TSR

(5)	Two times base salary

(6)	2007/2008/2009 vest based on 12/31/2009 TSR

(7)	2007/2008/2009 Performance Cash vests based on 12/31/2009 TSR

(8)	Three times base salary

(9)	Medical, dental, and vision benefit continuation (two years for termination without cause; three years for termination with a change-in-control)

(10)	Up to 15% cutback may be taken to eliminate any 4999 excise tax liability

(11)	Average of Annual Incentive Plan results for 2007/2008/2009 (two times for termination without cause and three times for termination with a change-in-control)

*	TSR (Total Shareholder Return) S&P 500 percentile rank as of 12/31/2009 was 10.6th percentile for 2007; 19.7th percentile for 2008; and 65.7th percentile for 2009

Andrea J. Ayers

President, Customer Management

	Disability		Death		Termination Without Cause		Termination with Change-in-Control
SERP lump sum value(1)	NA		NA		NA		NA
TRSU vesting	$161,250	(2)	$161,250	(2)	$161,250	(2)	$376,250	(3)
PRSU vesting	$125,417	(4)	$179,167	(5)	$125,417	(4)	$376,250	(7)
Performance Cash vesting	$0		$0		$0		$58,500	(8)
Supplemental LTD	$608,932		NA		NA		NA
Life Benefit (3x base salary)	NA		$1,050,000		NA		NA
Pension death benefit payment	NA		NA		NA		NA
Severance (multiple of base salary)	NA		NA		$350,000	(6)	$700,000	(9)
Severance (annual incentive)	NA		NA		$162,000	(12)	$324,000	(12)
Benefits continuation(10)	NA		NA		$6,565		$13,130
Excise tax + tax gross-up	NA		NA		NA		$1,065,815
Up to 15% cutback(11)	NA		NA		NA		$0

Total	$895,599		$1,390,417		$805,232		$2,913,945

(1)	Ms. Ayers is not eligible for the SERP

(2)	2007 TRSUs vest; pro-rated 2008/2009 TRSUs vest

(3)	All TRSUs vest

(4)	2007 PRSUs remain in effect and vest based on TSR* end of term; pro-rated 2008/2009 PRSUs vest based on 12/31/2009 TSR

(5)	2007 PRSUs vest; pro-rated 2008/2009 PRSUs vest based on 12/31/2009 TSR

(6)	One times base salary

(7)	2007/2008/2009 PRSUs vest based on 12/31/2009 TSR

(8)	2007/2008/2009 Performance Cash vests based on 12/31/2009 TSR

(9)	Two times base salary

(10)	Medical, dental, and vision benefit continuation (one year for termination without cause; two years for termination with a change-in-control)

(11)	Up to 15% cutback may be taken to eliminate any 4999 excise tax liability

(12)	Severance based on Annual Incentive Plan payout results for 2009 (one times for termination without cause and two times for termination with a change-in-control)

*	TSR (Total Shareholder Return) S&P 500 percentile rank as of 12/31/2009 was 10.6th percentile for 2007; 19.7th percentile for 2008; and 65.7th for 2009

James P. Boyce

President, Global Sales and Services

	Disability		Death		Termination Without Cause		Termination with Change-in-Control
SERP lump sum value(1)	NA		NA		NA		NA
TRSU vesting	$143,333	(2)	$143,333	(2)	$143,333	(2)	$322,500	(3)
PRSU vesting	$107,500	(4)	$161,250	(5)	$107,500	(4)	$322,500	(7)
Performance Cash vesting	$0		$0		$0		$58,500	(8)
Supplemental LTD	$456,503		NA		NA		NA
Life Benefit (3x base salary)	NA		$1,050,000		NA		NA
Pension death benefit payment	NA		NA		NA		NA
Severance (multiple of base salary)	NA		NA		$350,000	(6)	$700,000
Severance (annual incentive)	NA		NA		$190,000	(13)	$285,000	(12)
Benefits continuation(10)	NA		NA		$8,214		$18,034
Excise tax + tax gross-up	NA		NA		NA		NA
Up to 15% cutback(11)	NA		NA		NA		$(133,710)

Total	$707,336		$1,354,583		$799,047		$1,572,824

(1)	Mr. Boyce is not eligible for the SERP

(2)	2007 TRSUs vest; pro-rated 2008/2009 TRSUs vest

(3)	All TRSUs vest

(4)	2007 PRSUs remain in effect and vest based on TSR* end of term; pro-rated 2008/2009 PRSUs vest based on 12/31/2009 TSR

(5)	2007 PRSUs vest; pro-rated 2008/2009 PRSUs vest based on 12/31/2009 TSR

(6)	One times base salary

(7)	2007/2008/2009 PRSUs vest based on 12/31/2009 TSR

(8)	2007/2008/2009 Performance Cash vests based on 12/31/2009 TSR

(9)	Two times base salary

(10)	One year of medical benefit continuation for termination without cause; two years medical, dental, and vision benefit continuation for termination with a change-in-control

(11)	Up to 15% cutback was taken to eliminate 4999 excise tax liability

(12)	Severance based on two times Annual Incentive Plan payout results for 2009

(13)	Severance based on one times Annual Incentive Plan target

*	TSR (Total Shareholder Return) S&P 500 percentile rank as of 12/31/2009 was 10.6th percentile for 2007; 19.7th percentile for 2008; and 65.7th for 2009

Robert A. Lento

President, Information Management

	Disability		Death		Termination Without Cause		Termination with Change-in-Control
SERP lump sum value(1)	NA		NA		NA		NA
TRSU vesting	$137,958	(2)	$137,958	(2)	$137,958	(2)	$317,125	(3)
PRSU vesting	$107,500	(4)	$155,875	(5)	$107,500	(4)	$322,500	(7)
Performance Cash vesting	$0		$0		$0		$58,500	(8)
Supplemental LTD	$551,318		NA		NA		NA
Life Benefit (3x base salary)	NA		$1,050,600		NA		NA
Pension death benefit payment	NA		NA		NA		NA
Severance (multiple of base salary)	NA		NA		$700,400	(6)	$700,400	(6)
Severance (annual incentive)	NA		NA		$360,000	(12)	$144,000	(11)
Benefits continuation(9)	NA		NA		$9,017		$18,034
Excise tax + tax gross-up	NA		NA		NA		$0
Up to 15% cutback(10)	NA		NA		NA		$0

Total	$796,776		$1,343,833		$1,314,875		$1,560,559

(1)	Mr. Lento is not eligible for the SERP

(2)	2007 TRSUs vest; pro-rated 2008/2009 TRSUs vest

(3)	All TRSUs vest

(4)	2007 PRSUs remain in effect and vest based on TSR* end of term; pro-rated 2008/2009 PRSUs vest based on 12/31/2009 TSR

(5)	2007 PRSUs vest; pro-rated 2008/2009 PRSUs vest based on 12/31/2009 TSR

(6)	Two times base salary

(7)	2007/2008/2009 PRSUs vest based on 12/31/2009 TSR

(8)	2007/2008/2009 Performance Cash vests based on 12/31/2009 TSR

(9)	Medical, dental, and vision benefit continuation (one year for termination without cause; two years for termination with a change-in-control)

(10)	Up to 15% cutback may be taken to eliminate any 4999 excise tax liability

(11)	Severance based on two times Annual Incentive Plan payout results for 2009

(12)	Severance based on two times Annual Incentive Plan target

*	TSR (Total Shareholder Return) S&P 500 percentile rank as of 12/31/2009 was 10.6th percentile for 2007; 19.7th percentile for 2008; and 65.7th for 2009

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information as of December 31, 2009, with respect to compensation plans under which our Common Shares are authorized for issuance:

	No. of Common Shares to be issued upon exercise	Weighted average Exercise price	Common Shares available for future issuance
Equity compensation plans approved by shareholders:
Stock options	7,860,173	$32.21		(1)
Restricted stock	—	N/A		(1)
Restricted stock units	4,870,563	N/A		(1)
Equity compensation plans not approved by shareholders	0	N/A	0

Total	12,370,736	$32.21	6,496,551	(1)

(1)

The Company had authorized 38 million Common Shares for issuance under the Convergys Corporation Long-Term Incentive Plan (“LTIP”). At December 31, 2009, 6,496,551 shares remain available for future issuance. In 2009, 2,809,714 restricted stock unit awards were granted under the LTIP.

DIRECTOR COMPENSATION

The following table sets forth the total compensation paid to each non-employee director for services provided as a director for fiscal year 2009.

Fiscal Year-Ended December 31, 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Zoë Baird	$85,000	$86,709	$0	$0	$171,709
John F. Barrett	$87,500	$90,039	$0	$0	$177,539
Willard W. Brittain, Jr.	$86,250	$86,709	$0	$0	$172,959
Richard R. Devenuti	$33,333	$79,990	$0	$0	$113,323
David B. Dillon	$87,500	$90,039	$0	$0	$177,539
Joseph E. Gibbs	$80,000	$80,041	$0	$0	$160,041
Thomas L. Monahan III	$85,000	$86,709	$0	$0	$171,709
Ronald L. Nelson	$86,250	$86,709	$0	$0	$172,959
Philip A. Odeen	$145,000	$80,041	$0	$0	$225,041
Barry Rosenstein	$73,334	$160,036	$0	$0	$233,370
Richard F. Wallman	$87,500	$90,039	$0	$1,000	$178,539

Board Member Who Was Appointed CEO in 2010:
Jeffrey H. Fox	$78,750	$166,705	$0	$0	$245,455
Former Board Member Who Left in 2009:
David R. Whitwam	$87,500	$90,039	$0	$0	$177,539

(1)

The assumptions used to calculate the value of the stock awards reported in the column are those assumptions described in footnote 11 of the Company’s financial statements for 2009. The aggregate number of Common Shares at year end for each director is 17,501 for Ms. Baird; 14,369 for Mr. Brittain; 7,305 for Mr. Devenuti; 17,850 for Messrs. Barrett and Dillon; 19,076 for Mr. Fox; 16,802 for Messrs. Gibbs and Odeen; 19,809 for Mr. Monahan; 14,658 for Mr. Nelson; 18,377 for Mr. Rosenstein; and 18,123 for Mr. Wallman.

(2)

The aggregate number of Common Shares subject to options outstanding at year end for each director is 17,000 for Ms. Baird; 51,000 for Messrs. Dillon and Odeen; 42,500 for Mr. Gibbs; and 34,000 for Mr. Barrett; and 0 for Messrs. Brittain, Devenuti, Fox, Monahan, Nelson, Rosenstein, and Wallman. All options are fully vested and exercisable.

(3)

Matching contributions made by the Company pursuant to the Company’s Educational Matching Gifts Program which matches qualified contributions made by the Company’s employees and directors to accredited colleges and universities using a dollar-for-dollar ratio.

Company employees receive no extra compensation for serving as a director. Non-employee directors receive compensation consisting of cash and restricted stock units. Non-employee directors receive an annual retainer of $160,000 paid one half in cash and one half in time-based restricted stock unit awards. In addition, a $10,000 annual retainer is paid to each Audit Committee member and a $15,000 annual retainer is paid to each Committee chair paid one half in cash and one half in time-based restricted stock unit awards. The Presiding Director receives an annual retainer of $65,000. Each non-employee director who is first elected or appointed to the Board receives one-time time-based restricted stock unit award valued at $80,000 at the time of grant. Restricted stock units awarded to non-employee directors vest three years after the grant date (or earlier in the case of death, disability or retirement).

Directors may elect to defer the receipt of all or a part of their fees and retainers under the Company’s Directors Deferred Compensation Plan. Fees and retainers that are deferred are assumed to be invested as directed by the directors in the same type of investments, including Company Common Shares, as are made available under the Executive Deferred Compensation Plan. Accounts credited with fees and retainers under the Directors Deferred Compensation Plan will be paid in cash, in one lump sum or up to ten annual installments, when the director leaves the Board. Amounts credited to the restricted stock account are assumed to be invested in Common Shares and are distributed in the form of Common Shares when the director leaves the Board. In the event of a Change-in-Control as defined in the Directors Deferred Compensation Plan, all accounts will be distributed in a single lump sum. Distributions of amounts contributed on or after January 1, 2005 are governed by Section 409A of the Code.

AUDIT COMMITTEE REPORT

In discharging its oversight responsibility related to the audit process, the Audit Committee obtained from Ernst & Young LLP, its independent registered public accounting firm (“independent accountants”), a formal written statement describing all relationships between the accountants and the Company that might affect the accountants’ independence consistent with Independence Standards Board Standard No. 1 entitled, “Independence Discussions with Audit Committees.” In accordance with the foregoing standard, the Audit Committee discussed with the accountants any relationships that may impact their objectivity and independence and satisfied itself as to the accountants’ independence. The Audit Committee also considered the compatibility of non-audit services with the accountants’ independence. The Audit Committee has determined that the provision of certain non-audit services is compatible with maintaining the independence of Ernst & Young LLP as the Company’s independent accountants subject to review and approval by the Audit Committee.

The Audit Committee discussed with management, the internal auditors and the independent accountants the quality and adequacy of the Company’s internal controls, disclosure controls and procedures, and the organization of the internal audit department’s responsibilities, budget and staffing. In 2009, the Audit Committee regularly reviewed the status of the Company’s efforts to ensure compliance with Section 404 of the Sarbanes-Oxley Act of 2002 requirements relating to effective internal control over financial reporting. The Audit Committee reviewed with both the independent accountants and the internal auditors their audit plans, audit scope and identification of audit risks. The Audit Committee received updates on legal issues from the Company’s General Counsel and any reports of accounting or auditing complaints received on the Company’s Ethics Hotline. The Audit Committee also reviewed and approved the Company’s Financial Code of Ethics for the CEO and Senior Financial Officers.

The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent accountants’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

In 2009, the Audit Committee discussed the interim financial information contained in each of the three quarterly Forms 10-Q with management and the independent accountants. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2009 with management and the independent accountants. Additionally, the Audit Committee reviewed each of the Company’s draft quarterly earnings releases. Management has the responsibility for the preparation of the Company’s financial statements and the independent accountants have the responsibility for the examination of those statements. Based on the above-mentioned reviews and discussions with management and the independent accountants, the Audit Committee recommended to the Board that the Company’s interim financial statements be included in its three quarterly Forms 10-Q and that its audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC. The Board approved these recommendations. The Audit Committee also reappointed Ernst & Young LLP as the Company’s independent accountants.

The Audit Committee has a Statement of Policy with respect to Related Party Transactions. In connection with this policy, the Company has conducted a review, and based on the findings of this review, the Committee has concluded that there were several relationships that should be disclosed pursuant to Item 407 of the Securities and Exchange Commission’s Regulation S-K but that there were no reportable relationships as defined by Item 404(a) of Regulation S-K.

The Audit Committee acts pursuant to the Audit Committee Charter approved by the Board in December 2009, as may be amended from time to time, a copy of which is available on the “Corporate Governance” page of the Investor Relations section of our website at www.convergys.com.

Audit Committee

Richard F. Wallman, Chair

Willard W. Brittain, Jr.

Thomas L. Monahan III

PROPOSAL NO. 2

RATIFICATION OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee appointed the firm of Ernst & Young LLP as the registered independent public accounting firm to audit the financial statements of the Company for the year 2010. The Company is asking you to ratify that appointment. If the shareholders fail to ratify the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

One or more members of the firm of Ernst & Young LLP will attend the annual meeting, will be permitted to make a statement if they desire to do so and will be available to answer questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

AUDIT FEES

Fees paid to Ernst & Young LLP in 2008 and 2009 were as follows:

	2008	2009
Audit Fees	$1,772,825	$1,980,540
Audit-Related Fees	$1,032,900	$1,541,800
Tax Fees	$806,100	$725,000
All Other Fees	$0	$0

Total	$3,611,825	$4,247,340

PROPOSAL NO. 3

REPEAL CLASSIFIED BOARD

The Board unanimously recommends that you vote for the amendment to our Restated Articles of Incorporation to declassify our board of directors.

Our Board of Directors has unanimously approved and is submitting for stockholder approval an amendment of our Restated Articles of Incorporation that would phase-in the declassification of our Board of Directors and provide instead for the annual election of directors.

Currently, members of our Board are elected for staggered terms of three years. If the proposal is approved:

•	Current directors, including those elected to three-year terms at the 2008, 2009 and 2010 annual meetings, will continue to serve the remainder of their elected terms; and

•

Starting with the Annual Meeting of Shareholders in 2011, directors will be elected annually, so that by the annual meeting of shareholders in 2012, a majority of directors will be elected annually and by 2013, all directors will be elected annually.

The Governance and Nominating Committee and the Board carefully considered the advantages and disadvantages of maintaining the classified Board structure. Our current classified board structure has been in place since the Company’s initial public offering in 1998. The Governance and Nominating Committee and the Board considered that overlapping three-year terms of directors provide stability, enhance long-term planning and insure that there are directors serving on the Board who are familiar with the Company and its business and strategic goals at any given time. Staggered terms also give new directors an opportunity to gain knowledge about the Company’s business and strategies from experienced directors and may assist the Company in attracting director candidates interested in making a long-term commitment to us and our shareholders. A classified board structure arguably also enhances the independence of the non-management members of the Board.

The Governance and Nominating Committee and the Board also considered the views of our stockholders regarding the classified Board structure, including the support of the holders of 51.5% of our outstanding common shares for the stockholder proposal to declassify the Board presented at the 2009 Annual Meeting of Stockholders. The Governance and Nominating Committee and the Board also considered that some stockholders believe that a classified board structure reduces director accountability to stockholders and diminishes stockholder influence over a company’s policies. The Governance and Nominating Committee and the Board also considered that many U.S. public companies have eliminated their classified board structures in recent years in favor of annual director elections.

After weighing all of these considerations, the Board determined that it is appropriate to propose declassifying the Board, commencing with the 2011 Annual Meeting if approved by shareholders at the 2010 Annual Meeting. The Board determined it is preferable to phase out the classification of the Board in an orderly manner rather than shift to annual elections for all directors immediately, thereby shortening the remaining term of incumbent directors.

Appendix II shows the proposed changes to Section 1 of Article Fifth of the Restated Articles of Incorporation, with deletions indicated by strikethrough and additions indicated by underlining. The affirmative vote of two-thirds of the outstanding shares and a majority of disinterested shares (i.e., shares not held by a 10%+ shareholder) voted on the proposal is required to approve the amendment to the Restated Articles of Incorporation. As a result, an abstention or failure to vote with regard to this proposal will have the same effect as a vote against it.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

PROPOSAL NO. 4

(Shareholder Proposal No. 1)

DIRECTOR ELECTION MAJORITY VOTE STANDARD PROPOSAL

The following proposal was submitted for inclusion in this Proxy Statement by the United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, N.W., Washington, D.C. 20001. As of the date that the proposal was submitted, the United Brotherhood of Carpenters Pension Fund owned 1,927 Common Shares.

Resolved: That the shareholders of Convergys Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: In order to provide shareholders a meaningful role in director elections, our Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, an increasing number of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett-Packard, Morgan Stanley, Wal-Mart, Home Depot, Gannett, Marathon Oil, and Safeway have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. However, Convergys has responded only partially to the call for change, simply adopting a post-election director resignation policy that sets procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. The plurality vote standard remains in place.

We believe that a post-election director resignation policy without a majority vote standard in Company bylaws or articles is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the Board can then consider action on developing post-election procedures to address the status of directors that fail to win election. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the Board an important post-election role in determining the continued status of an unelected director. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.

BOARD OF DIRECTORS’ RESPONSE:

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

•	Our current corporate governance practices already ensure that the Company’s directors are highly qualified;

•	In 2009, the Company recommended, and shareholders approved, an amendment to the Company’s Code of Regulations that addresses the proponent’s concerns.

The Board believes the Company already has a strong corporate governance process designed to identify and propose director nominees who will serve the best interests of the Company and its shareholders. Director nominees are evaluated and recommended for election by the Governance and Nominating Committee, which is comprised solely of independent directors. This process has served the Company well, resulting in the election of highly-qualified, well-regarded directors, and corporate governance ratings from various rating organizations that have been uniformly high compared to the Company’s peer group. In 2009, this same proposal was submitted to shareholders by the proponent and did not pass.

After considerable review, the Board amended the Company’s Corporate Governance Principles in 2007 to adopt a majority vote principle in uncontested elections, which was in effect for the 2008 Annual Meeting of Shareholders. In 2008, the Board proposed, and shareholders approved, that this principle be incorporated into the Company’s Code of Regulations. The Company’s Code of Regulations now requires any director that receives a greater number of “withhold” votes than votes “for” election to promptly tender his or her offer of resignation to the Board. In addition:

•	The Governance and Nominating Committee will consider the resignation offer and will recommend to the Board whether to accept or reject the resignation offer.

•	The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following the certification of the shareholder vote.

•	Any director who tenders his or her resignation will not participate in the Governance and Nominating Committee’s recommendation or the Board’s consideration of the tendered resignation.

•	We will promptly disclose publicly the Board’s decision, along with the reasons for rejecting the resignation offer, if applicable, in a press release.

The Board believes that this majority voting principle that is now embodied in its Code of Regulations is responsive to shareholder votes, while still allowing the Board appropriate discretion in considering whether a particular director’s resignation would be in the best interests of the Company and its shareholders.

While we believe that as a practical matter the proponent’s majority voting mechanism and the Company’s existing majority voting policy will produce the same result in most cases, adverse consequences could arise if nominees not receiving an affirmative majority vote were deemed not elected to the Board at all, as the proponent advocates. For example, the Company could be in the position of not having a sufficient number of directors to serve on various Board committees and to devote the time and attention needed to fulfill such role, or it could be unable to meet stock exchange listing requirements such as the requirement that the Audit Committee include an audit committee financial expert.

FOR ALL OF THE ABOVE REASONS, THE BOARD OF DIRECTORS

RECOMMENDS A VOTE AGAINST PROPOSAL NO. 4 (WHICH IS SHAREHOLDER PROPOSAL NO. 1)

SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the Proxy Statement for the annual meeting of shareholders in 2011 must be received by the Company on or before November 11, 2010 and must also meet the other requirements of the rules of the SEC relating to shareholder proposals. SEC rules set standards for eligibility and specify the types of shareholder proposals that may be excluded from a proxy statement. If a shareholder notifies the Company after January 26, 2011 of its intent to present a proposal, the Company will have the right to exercise discretionary voting authority with respect to that proposal without including information regarding such proposal in its proxy materials. Submitting a proposal does not guarantee that it will be included in the proxy statement nor that a shareholder may raise a proposal at the annual meeting. Proposals or notices should be sent to the Corporate Secretary at the address listed above.

HOUSEHOLDING NOTICE

Important Notice Regarding Delivery of Shareholder Documents

The Securities and Exchange Commission (“SEC”) rules allow companies, subject to certain conditions, to send only one proxy statement and annual report or Notice of Internet Availability of Proxy Materials to two or more shareholders who share the same last name and address. This “householding” rule provides greater convenience for shareholders and cost savings for companies by reducing the number of duplicate documents that households receive.

If you are a Convergys Corporation shareholder who resides in the same household with another shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address, and wish to receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each account, please contact our transfer agent, Computershare, toll free at 1-800-988-5291. You may also write to Computershare at P.O. Box 43078, Providence, RI 02940-3078.

If you do not contact us within 60 days of the date of this mailing, your consent to “householding” will be presumed and your household will receive only one proxy statement and annual report or Notice of Internet Availability of Proxy Materials until you, or other members of your household revoke such consent. Please note that each shareholder will continue to receive a separate proxy card or other personalized information, which will allow each individual to vote independently. You may also receive a separate mailing if you hold additional shares in a brokerage account.

You may revoke your consent at any time by contacting our transfer agent, Computershare, using the same contact information as set forth above. Your request to begin receiving separate documents will begin 30 days after receiving such notice.

No action is required on your part to participate. This program not only allows us to reduce costs but also is more environmentally friendly by reducing the unnecessary use of materials.

ADDITIONAL INFORMATION

Other Business. At the time this Proxy Statement was released for printing on March 11, 2010, the Company knew of no other matters which might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

How We Solicit Proxies. In addition to this distribution Convergys may solicit proxies personally, electronically or by telephone. Convergys pays the costs of soliciting the proxies. The Company is paying Georgeson Inc. a fee of $15,000, plus expenses, to help with the solicitation of proxies for the meeting. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

FORM 10-K AND CORPORATE GOVERNANCE DOCUMENTS AVAILABLE

Requests for copies of the Company’s Annual Report, Form 10-K or exhibits thereto, proxy statement, any committee charter, the Governance Principles, the Business Code of Conduct or the Financial Code of Ethics should be addressed to Convergys Corporation, 201 East Fourth Street, P. O. Box 1638, Cincinnati, Ohio 45201-1638, Attention: Investor Relations Department. These reports are also available on the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.

APPENDIX I

Convergys Corporation

Audit Committee Charter

Amended and Restated December 9, 2008

Purpose

The Audit Committee of Convergys Corporation (the “Committee”) was established by the Board of Directors for the primary purposes of assisting the Board in overseeing the:

•	Company’s accounting practices,

•	integrity of the Company’s financial statements,

•	Company’s compliance with legal and regulatory requirements,

•	independent registered public accounting firm’s (“independent accountants”) qualifications and independence,

•	performance of the Company’s internal audit function and independent accountants, and

•	Company’s system of disclosure controls, procedures and system of internal controls regarding auditing, accounting, legal compliance, and ethics that Management and the Board have established.

Consistent with these functions, the Committee shall encourage continuous improvement of, and adherence to, the Company’s policies, procedures and practices at all levels. The Committee shall also provide an open avenue of communication among the independent accountants, executive management, financial management, the Chief Compliance Officer, the internal auditing department, and the Board of Directors.

Organization

The Board shall appoint the members of the Committee, which shall consist of three or more independent members of the Board of Directors who meet the requirements of independence for Audit Committee membership as adopted by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

At all times, at least one member of the Committee must be an “audit committee financial expert” as that term is defined in the applicable laws, regulations or listing standards. In addition, all other members must possess knowledge and experience in financial matters, including the ability to read and understand the Company’s financial statements. No Committee member shall serve on more than three audit committees of public companies simultaneously.

Responsibilities

General

In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings. In planning the annual schedule of meetings, the Committee shall ensure that it meets at least quarterly, and that sufficient opportunities exist for its members to meet in executive session separately at least quarterly with the independent accountants and the Head of Internal Audit, and at least annually with Chief Financial Officer, the Chief Compliance Officer, the General Counsel and the Controller. Additional meetings may be scheduled as needed.

The Committee may ask Management or others to attend meetings and provide pertinent information as necessary. The Committee shall report its actions regularly to the Board and shall make recommendations as appropriate. On an annual basis, the Committee shall review and reassess the adequacy of this Charter and shall recommend any changes to the Board for approval. The Committee shall disclose in the proxy statement for the Company’s annual meeting of shareholders that a formal written charter has been adopted. The Committee should verify that the Charter is filed at least once every three years with the Company’s proxy statement, or more frequently in the event of material changes, and that it is also published on the Company’s website.

The Committee shall perform any other activities consistent with this Charter, the Company’s Regulations and governing law, as the Committee or the Board deems necessary or appropriate.

In carrying out its duties, the Committee has the authority to obtain advice and assistance from the General Counsel, outside legal counsel, accounting and other professional advisors, as it deems appropriate to execute fully its duties and responsibilities. The Company shall provide appropriate funding as determined by the Committee for its retention of the independent accountants and other professional advisors that the Committee retains.

The Committee shall prepare minutes for each Committee meeting documenting the Committee’s decisions and recommendations and discharge of its responsibilities. A draft of the minutes from each meeting will be circulated to the Committee members and approved at a subsequent Committee meeting. The Committee will regularly report to the Board its actions and decisions.

Financial Reporting Process

The Committee shall regularly review key financial systems, procedures and controls that provide the information necessary to manage and report properly the financial results of the Company. In fulfilling this responsibility, the Committee will take the following actions:

•

Review and discuss with management and the independent accountants the financial information to be included in the Company’s periodic and current reports, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements and the adequacy of internal controls.

•

Discuss the results of the annual audit and the quarterly reviews and any other matters required to be communicated to the Committee by the independent accountants under generally accepted auditing standards and applicable law or listing standards.

•

Review and discuss any report or opinion rendered by the Company’s independent accountants or the Company’s Principal Executive Officer or Principal Financial Officer in connection with those financial statements (including, but not limited to, the Company’s Sarbanes-Oxley Section 404 certification).

•

Based on such review and discussion, the Committee shall make a determination whether (i) the reviewed financial statements are included in the Company’s periodic and current reports; and (ii) to recommend to the Board of Directors that the audited financial statements are included in the Company’s annual report and other reports. The Committee shall also receive reports from the Chief Financial Officer, the Head of Internal Audit and the Company’s Certification Subcommittee as part of this process.

•

In consultation with the independent accountants and internal auditors, the Committee shall review the integrity of the Company’s internal and external financial reporting processes and management’s effectiveness in maintaining such integrity. In performing its review, the Committee will consider whether adequate procedures exist to comply with the regulations of the SEC, the NYSE and applicable law. The Committee shall review and consider the independent accountants’ and management’s judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices and proposed major changes thereto.

•

Review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Company’s disclosure controls and procedures, procedures established by the Company for issuing the Company’s earnings news releases and financial information and earnings guidance periodically provided to analysts and rating agencies.

•

Review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in or material deviations from such controls and procedures.

Systems of Disclosure Controls and Procedures and Internal Controls

The Committee assists the Board in overseeing the systems of disclosure controls and procedures and internal controls established by management and the Board, particularly with respect to maintenance of adequate controls related to financial reporting, audit, accounting, compliance with applicable laws and regulations, and ethics. The Committee shall review their adequacy and effectiveness with the independent accountants, the Chief Compliance Officer, the Head of Internal Audit, and other Company financial and accounting personnel, as applicable. In so doing, the Committee shall review recommendations for the improvement of disclosure and internal control procedures and Management’s responses to the recommendations.

The Committee shall discuss with management, the Chief Compliance Officer, the Head of Internal Audit, and the independent accountants the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The Committee shall discuss the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. The Committee shall review management’s actions to establish and maintain processes to assure that internal control systems are considered in the Company’s planning process, including acquisition and integration of new businesses and companies and the development and implementation of new computer systems.

The Chief Financial Officer, General Counsel, Chief Compliance Officer and/or Head of Internal Audit (depending upon which party handled the matter) shall review with the Committee any fraud, whether or not material, that involves an officer of the Company or other employees who have a significant role in the Company’s internal controls.

The Committee shall review annually the Company’s Financial Code of Ethics for the Chief Executive Officer and Senior Financial Officers, and will review and determine a recommendation for the Board as to any required amendments, or regarding whether a waiver to the Code should be granted.

Audit Processes

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of its independent accountants (including resolution of any disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent accountants report directly to the Committee.

The Committee shall review and pre-approve both audit and non-audit services to be provided by the independent accountants. The pre-approval of non-audit services may be delegated to one of more designated members of the Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting. The Committee’s pre-approval policy shall be published as required by applicable law or listing standards. The Committee shall also periodically consider whether there should be rotation of the independent accounting firm.

The Committee shall review the performance of the Company’s independent accountants annually. In doing so, the Committee should consult with the Executive Committee of the Company and the Head of Internal Audit. Further, the Committee should obtain and review a report by the independent accountants describing their internal control procedures, any material issues raised by their most recent internal quality-control review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years and the response of the independent accountants, and all relationships between the independent accountants and the Company. The Committee shall maintain ongoing communications with the independent accountants to review whether the accountants maintain their independence. The Committee shall review with the independent accountants any major unresolved problems encountered during their examinations as well as any restrictions imposed by management on their audit scope.

The Committee shall establish hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent accountants. The Committee shall present its conclusions with respect to the qualifications, performance and independence of the independent accountants annually to the full Board. With respect to the internal audit and corporate compliance functions, the Committee shall annually review their functions and activities. The Committee shall also review and approve the appointment, replacement, reassignment, or dismissal of the Chief Compliance Officer and the Head of Internal Audit.

It shall at least annually review and approve any changes to the Corporate Compliance Charter, the Internal Audit Charter and the Internal Audit Plan and review any difficulties encountered in the course of performing the audit function as defined in its Charter and approved audit plan. While the Chief Compliance Officer reports to the General Counsel, and the Head of Internal Audit reports to the Company’s Chief Financial Officer, the Chief Compliance Officer must meet at least annually with the Committee, and the Head of Internal Audit must meet at least quarterly with the Committee.

Complaint Procedures

The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall periodically review with management, including the General Counsel and the independent accountants any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s Code of Business Conduct and Financial Code of Ethics. The Committee shall also meet periodically with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

Annual Reporting of Committee Activities with Respect to Audited Financial Statements

The Committee shall issue a report to be included in the annual proxy statement stating whether the Committee had reviewed and discussed the financial statements with management, had discussed the required communications with the independent accountants, had received the required correspondence from the independent accountants regarding independence matters and whether the Committee recommended the inclusion of the reviewed financial statements in the Company’s quarterly reports, and recommended to the Board the inclusion of the audited financial statements in the Company’s annual report.

Performance Evaluation

The performance of the Committee shall be evaluated on an annual basis.

APPENDIX II

Convergys Corporation

Proposed Amendment to

Restated Articles of Incorporation

FIFTH: The number of directors of the corporation shall be fixed from time to time by its Regulations and may be increased or decreased as therein provided, but the number of directors shall in no event be fixed at less than three. ~~The board of directors shall be divided into three classes, as nearly equal in number as the then fixed number of directors permits, with the term of office of one class expiring each year.~~ At the annual meeting of shareholders in ~~1999~~2011 and at each annual meeting of shareholders thereafter, the successors to that class of directors whose term then expires shall be elected to hold office for a term expiring at the ~~third succeeding annual meeting. In the event of any~~next annual meeting of shareholders and until a successor is elected, or until the director’s earlier resignation, removal from office, or death. Directors elected at the 2009 and 2010 annual meetings of shareholders shall hold office until, respectively, the 2012 and 2013 annual meeting of shareholders and until a successor is elected, or until the director’s earlier resignation, removal from office, or death. Any director elected to fill a vacancy in the board of directors that results from an increase in the number of directors of the corporation~~, the additional directors shall be similarly classified in such a manner that each class of directors shall be as equal in number as possible. In the event of any decrease in the number of directors of the corporation, such decrease shall be effected in such a manner that each class of directors shall be as equal in number as possible.~~ shall be elected to hold office for a term expiring at the next annual meeting of shareholders and until a successor is elected, or until the director’s earlier resignation, removal from office, or death. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

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CONVERGYS Outthinking Outdoing Admission Ticket C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. 2:00 Proxies a.m submitted ., EDST Time, by the on April Internet 20, or 2010 telephone . must be received by Vote by Internet Log on to the Internet and go to www.envisionreports.com/cvgb Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals Proposal 4 — . The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3 and AGAINST 1. Election of Directors: For Withhold For Withhold For Withhold + 01—Zoë Baird 02—Richard R. Devenuti 03—Thomas L. Monahan III 04—Philip A. Odeen 05—Richard F. Wallman For Against Abstain For Against Abstain 2. To ratify the appointment of the independent accountants. * 3. Amendment to the Restated Articles of Incorporation. * 4. Shareholder proposal No. 1. * 5. To before act upon the meeting such other . matters as may properly come * An abstention will count as a vote against the proposal. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 U P X 0 2 1 1 6 1 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + &lt;STOCK#&gt; 015AQA

2010 Annual Meeting Admission Ticket 2010 Annual Meeting of Convergys Corporation Shareholders Tuesday, April 20, 2010, 11:30 A.M. EDST Atrium One Building Fifth Floor 201 East Fourth Street Cincinnati, OH 45202 Please tear off this Admission Ticket. If you plan to attend the annual meeting of shareholders, you will need this ticket along with photo identification to gain admission to the meeting. 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 CONVERGYS Outthinking Outdoing Proxy — CONVERGYS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONVERGYS CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 2010 The undersigned hereby appoints Philip A. Odeen, David B. Dillon, and Richard F. Willman and each or any of them, proxies, with full power of substitution, to represent and to vote all common shares of Convergys Corporation held of record by the undersigned on February 22, 2010, at the annual meeting of shareholders to be held on April 20, 2010 at 11:30 A.M. EDST, on the Fifth Floor, Atrium One Building, 201 East Fourth Street, Cincinnati, OH 45202, and at any adjournment thereof, notice of which meeting together with the related proxy statement have been received. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when executed will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2, and 3 and AGAINST Item 4. (Continued on reverse side.) Please mark, sign and date on the reverse side.

CONVERGYS Outthinking Outdoing + C 1234567890 MR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661 IMPORTANT ANNUAL SHAREHOLDERS’ MEETING INFORMATION — YOUR VOTE COUNTS! Shareholder Meeting Notice & Admission Ticket 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the Convergys Corporation Shareholder Meeting to be Held on April 20, 2010 Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/cvgb Easy Online Access — A Convenient Way to View Proxy Materials and Vote 3 When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/cvgb to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step Step 3: 4: Follow Make your the instructions selection as on instructed the screen on each to log screen in. to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 10, 2010 to facilitate timely delivery. C O Y + <STOCK#> 015ASA

Shareholder Meeting Notice & Admission Ticket Convergys Corporation’s Annual Meeting of Shareholders will be held on April 20, 2010 on the Fifth Floor, Atrium One Building, 201 East Fourth Street, Cincinnati, OH 45202, at 11:30 A.M. EDST. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the listed nominees, FOR Proposals 2 and 3 and AGAINST Proposal 4: 1. Election of Directors: Zoë Baird, Richard R. Devenuti, Thomas L. Monahan III, Philip A. Odeen, and Richard F. Wallman 2. To ratify the appointment of the independent accountants. 3. Amendment to the Restated Articles of Incorporation. 4. Shareholder proposal No. 1. 5. To act upon such other matters as may properly come before the meeting. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 2010 Annual Meeting Admission Ticket 2010 Annual Meeting of Convergys Corporation Shareholders Tuesday, April 20, 2010, 11:30 A.M. EDST Atrium One Building Fifth Floor 201 E. Fourth Street Cincinnati, OH 45202 If you plan to attend the annual meeting of shareholders, you will need this ticket along with photo identification to gain admission to the meeting. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. E-mail copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials. 3 Internet – Go to www.envisionreports.com/cvgb. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. 3 Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. 3 Email – Send email to investorvote@computershare.com with “Proxy Materials Convergys Corporation” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 10, 2010. 015ASA